Filed Pursuant to Rule 424(b)(2)
Registration No. 333-135093

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and Popular, Inc. is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUPPLEMENT	Subject to Completion	DATED MAY 14, 2008

(TO PROSPECTUS DATED JUNE 16, 2006)

14,000,000 Shares

    % Non-cumulative Monthly Income Preferred Stock, Series B

Popular, Inc. is offering to the public 14,000,000 shares of its     % Non-cumulative Monthly Income Preferred Stock, Series B. The Series B Preferred Stock has the following characteristics:

•	Annual dividends of $ per share, payable monthly, if declared by the board of directors or a committee thereof. Missed dividends never have to be paid.

•	Redeemable at Popular, Inc.’s option, beginning on May , 2013.

•	No mandatory redemption or stated maturity.

There is currently no public market for the Series B Preferred Stock. Popular, Inc. intends to file an application with the Nasdaq Stock Market to list the Series B Preferred Stock under the symbol “BPOPP”. If the application is approved, trading of the Series B Preferred Stock on the Nasdaq Stock Market is expected to commence approximately 30 days after the initial delivery of the Series B Preferred Stock.

Investing in these securities involves risks. See “ Risk Factors” on page S-7 of this prospectus supplement.

	Per Share	Total
Public offering price	$25	$350,000,000
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Popular, Inc.	$	$

The underwriters expect to deliver the Series B Preferred Stock in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on May     , 2008.

Neither the Securities and Exchange Commission nor any State or Commonwealth of Puerto Rico securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

These securities are not savings accounts, deposits or obligations of Banco Popular de Puerto Rico or of any other bank or nonbank subsidiary of Popular, Inc., and are not insured by the FDIC or any other governmental agency and may lose value.

Joint Book-Running Managers

UBS Financial Services Incorporated of Puerto Rico	Popular Securities

Senior Manager

Citi

The date of this prospectus supplement is May     , 2008

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference herein. Neither Popular, Inc. nor any underwriter has authorized anyone to provide you with additional or different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. Popular, Inc. is offering to sell the shares, and seeking offers to buy the shares, only in jurisdictions where offers and sales are permitted. You should not assume that the information included in this prospectus supplement or in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus or that any information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Popular, Inc.’s business, financial condition, results of operations and prospects may have changed since that date.

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Summary

This summary highlights information contained elsewhere in this prospectus supplement. You should read the entire prospectus supplement and the accompanying prospectus, including the information incorporated by reference and the “Risk factors” section on page S-7 of this prospectus supplement.

POPULAR, INC.

Popular, Inc. is a full-service financial institution with operations in Puerto Rico, the mainland United States, the Caribbean and Latin America. Headquartered in San Juan, Popular, Inc. offers financial services in Puerto Rico and the mainland United States and processing services in the Caribbean and Latin America. As of March 31, 2008, Popular, Inc. had approximately $42 billion in assets, $27 billion in deposits and $3.5 billion in stockholders’ equity.

Popular, Inc. operates in three target markets: Puerto Rico, the mainland United States and processing and other technology services in Puerto Rico, Venezuela, Florida and the Dominican Republic. Popular, Inc.’s strategic objectives in its target markets consist of the following:

•

Puerto Rico:    strengthen Popular, Inc.’s competitive position in its main market by offering, through Popular, Inc.’s subsidiary Banco Popular de Puerto Rico (“BPPR”), the best and most complete financial services in an efficient and convenient manner. Popular, Inc.’s services respond to the needs of all segments of the market in order to earn their trust, satisfaction and loyalty.

•

Mainland United States:    increase Popular, Inc.’s profitability in the mainland United States by offering financial services to the communities Popular, Inc. serves and targeted products to niche markets while capitalizing on Popular, Inc.’s strengths in the Hispanic market.

•

Processing and Other Technology Services:    provide added value by offering integrated technology solutions and transaction processing through Popular, Inc.’s subsidiary EVERTEC, Inc. (“EVERTEC”) with an emphasis on the Caribbean and Latin America.

Popular, Inc.’s condensed consolidated financial information includes separate columns for Popular, Inc., Popular North America, Inc. and other subsidiaries of Popular, Inc., and consolidated adjustments and total consolidated amounts are included in the notes to Popular, Inc.’s consolidated financial statements that are incorporated by reference in this prospectus supplement.

Popular, Inc.’s executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

The offering

Series B Preferred Stock Offered	14,000,000 shares.

Offering Price	$25 per share.

Liquidation Preference	If Popular, Inc. is liquidated or dissolved, you will be entitled to receive $25 per share plus accumulated and unpaid dividends for the current month from any assets available for distribution after payment of all claims due to creditors of Popular, Inc. You will be paid before any of Popular, Inc.’s assets are distributed to holders of common stock or any stock ranking junior to the Series B Preferred Stock.

Dividends	Dividends will be paid to record holders in cash on the last day of each month beginning on June 30, 2008, as and if declared by the board of directors or a committee thereof. Dividends are not cumulative. If no dividend is declared for a given month, Popular, Inc. will not have any obligation to make any payment for that month. The annual dividend rate is equal to % of the liquidation preference per share.

Popular, Inc. may not pay dividends on, or redeem, purchase, or make a liquidation payment with respect to, any of its common stock, unless full dividends on the Series B Preferred Stock have been paid for the immediately preceding 12 months.

No Voting Rights	You will not have any voting rights, except as described under “Terms of the Series B Preferred Stock—Voting Rights” herein.

Redemption at Popular, Inc.’s Option	The Series B Preferred Stock may be redeemed, in whole or in part, on or after May , 2013 at Popular, Inc.’s option, subject to certain limitations. For more information on redemption prices, see “Terms of the Series B Preferred Stock—Redemption at the Option of Popular, Inc.” herein.

Replacement Capital Covenant

Popular, Inc. will covenant for the benefit of holders of a specified series of Popular, Inc.’s long-term indebtedness that it will not redeem or repurchase the Series B Preferred Stock on or before May     , 2018, except to the extent that the applicable redemption price does not exceed the sum of (a) 133.33% of the net proceeds Popular, Inc. receives from the issuance of common stock and rights to receive common stock plus (b) 133.33% of the market value of any common stock (or rights to acquire common stock) that Popular, Inc. or its subsidiaries have delivered (i) in connection with the conversion or exchange of any convertible or exchangeable securities for which neither Popular, Inc. nor any subsidiary has received equity credit from any nationally recognized statistical rating agency or (ii) as consideration for property or assets in an arm’s length transaction, plus (iii) 100% of the aggregate net cash proceeds Popular, Inc. or its subsidiaries have received form the issuance of certain other specific securities that have equity-like characteristics that satisfy the requirements of the replacement capital covenant and are the same as, or more equity-like than, the applicable characteristics of the Series B Preferred Stock, in each case during the 180-day period prior to the redemption date or the date on which Popular, Inc. gives notice of such redemption. The terms of the replacement capital covenant are defined and further described under “Replacement Capital Covenant” below.

The replacement capital covenant will not be enforceable by holders of the Series B Preferred Stock.

No Maturity Date or Mandatory Redemption	The Series B Preferred Stock does not have a maturity date. Popular, Inc. is not required to provide for the retirement of the Series B Preferred Stock by mandatory redemption or sinking fund payments.

Rank	The Series B Preferred Stock ranks senior to the common stock of Popular, Inc. and pari passu to Popular, Inc.’s existing outstanding series of preferred stock for purposes of dividend rights and the distribution of assets upon liquidation. Popular, Inc. may not issue preferred stock ranking senior to the Series B Preferred Stock without the approval of holders of at least two-thirds of the Series B Preferred Stock.

Nasdaq National Market Symbol	Popular, Inc. intends to file an application with the Nasdaq Stock Market to list the Series B Preferred Stock under the symbol “BPOPP”. If the application is approved, trading of the Series B Preferred Stock on the Nasdaq Stock Market is expected to commence approximately 30 days after the initial delivery of the Series B Preferred Stock.

Use of Proceeds	Popular, Inc. intends to use the net proceeds of the offering for general corporate purposes, which may include increasing the liquidity and capital of Popular, Inc. and/or investment in or advances or loans to subsidiaries of Popular, Inc. for their general corporate purposes, including the repayment of indebtedness or increasing the liquidity and capital of such subsidiaries.

Consolidated ratios of earnings to fixed charges and preferred stock dividends

The ratios shown below measure Popular, Inc.’s ability to generate sufficient earnings to pay the fixed charges or expenses of its debt and dividends on its preferred stock. The ratios of earnings to fixed charges and preferred stock dividends were computed by dividing earnings by fixed charges and preferred stock dividends.

		Year ended December 31,
	Three months ended March 31, 2008	2007		2006	2005	2004	2003
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
Including Interest on Deposits	1.3x	(A	)	1.3x	1.5x	1.7x	1.7x
Excluding Interest on Deposits	1.8x	(A	)	1.4x	1.8x	2.1x	2.3x

(A)	During 2007, earnings were not sufficient to cover fixed charges and preferred dividends and the ratios were less than 1:1. Popular, Inc. would have had to generate additional earnings of $125 million to achieve ratios of 1:1 in 2007.

For purposes of computing the consolidated ratios of earnings to fixed charges and preferred stock dividends, earnings consist of pre-tax income plus fixed charges. Fixed charges represent all interest expense (ratios are presented both excluding and including interest on deposits), the portion of net rental expense which is deemed representative of the interest factor and the amortization of debt issuance expense.

The term “preferred stock dividends” is the amount of pre-tax earnings that is required to pay dividends on Popular, Inc.’s outstanding preferred stock.

Risk factors

You should carefully consider the following factors and other information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus, before deciding to invest in the Series B Preferred Stock.

RISK FACTORS RELATED TO POPULAR, INC.

Weakness in the economy and in the real estate market in the geographic footprint of Popular, Inc. has adversely impacted and may continue to adversely impact Popular, Inc.

A significant portion of Popular, Inc.’s financial activities and credit exposure is concentrated in Puerto Rico (the “Island”) and the Island’s economy has been deteriorating. If the decline in economic activity continues, this could result in, among other things, a downturn in loan originations, an increase in the level of non-performing assets, an increase in the rate of foreclosure loss on mortgage loans and a reduction in the value of Popular, Inc.’s loans and loan servicing portfolio, all of which would adversely affect Popular, Inc.’s profitability.

According to recent revisions by the Puerto Rico Planning Board, the Island’s economy registered a contraction of 1.8 percent for the fiscal year ended June 30, 2007 and the Puerto Rico Planning Board projects a further decline of 2.1 percent for the current fiscal year ending June 30, 2008.

The current state of the economy and uncertainty in the private and public sectors has had an adverse effect on the credit quality of Popular, Inc.’s loan portfolios. The continuation of the economic slowdown could cause those adverse effects to continue, as delinquency rates may increase in the short-term, until more sustainable growth resumes. Also, a potential reduction in consumer spending may also impact growth in other interest and non-interest revenue sources of Popular, Inc.

A prolonged economic slowdown, a continuing decline in the real estate market in the U.S. mainland, and ongoing disruptions in the capital markets have harmed and could continue to harm the results of operations of Popular Financial Holdings Inc (“PFH”), one of Popular, Inc.’s business segments.

The residential mortgage loan origination business has historically been cyclical, enjoying periods of strong growth and profitability followed by periods of shrinking volumes and industry-wide losses. “Bust” cycles in the housing sector affect Popular, Inc.’s business by decreasing the volume of loans originated and increasing the level of credit losses related to its mortgage loans.

The housing market in the U.S. is undergoing a correction of historic proportions. After a period of several years of booming housing markets, fueled by liberal credit conditions and rapidly rising property values, since early 2007 the sector has been in the midst of a substantial dislocation. This dislocation has had a significant impact on some of Popular, Inc.’s U.S-based business sectors and has the potential to affect its ongoing financial results and condition. The general level of property values in the U.S., as measured by several indices widely followed by the market, has declined. These declines are the result of ongoing market adjustments that are aligning property values with income levels and home inventories. The supply of homes in the market has increased substantially, and additional property value decreases may be required to clear the overhang of excess inventory in the U.S. market. Declining property values could impact the credit quality of Popular, Inc.’s U.S. mortgage loan portfolio because the value of the

Risk factors

homes underlying the loans is a primary source of repayment in the event of foreclosure. It is possible that in the event of foreclosure in a loan from this portfolio, the current market value of the underlying collateral is insufficient to cover the loan amount owed.

Popular, Inc. has made loans to borrowers that had FICO scores of 660 or below through its subsidiary PFH. As of December 31, 2007, approximately 75% of PFH’s mortgage loan portfolio of $1 billion was subprime, meaning that it had a credit score per loan of 660 or below. This profile of borrower has been particularly affected by the current housing environment. Even though Popular, Inc. has exited this business segment, the rates of delinquencies, foreclosures and losses on the remaining loans in portfolio could continue rising in the current environment. Rising unemployment, higher interest rates on mortgage loans, declines in housing prices and an overall tightening of credit standards by lenders tend to have a greater negative effect on the ability of such borrowers to repay their mortgage loans.

The exposure of Popular, Inc.’s loan portfolio to the 1-4 family residential mortgage sector in the U.S. has declined. As of March 31, 2008, mortgage loans collateralized by 1-4 family residential property in the continental U.S. amounted to $2.9 billion, as compared to $4.7 billion as of December 31, 2007. This represents a decrease of $1.8 billion, or 38.30%. As of March 31, 2008, $1.0 billion in 1-4 family residential mortgage loans in the U.S. were at PFH and $3.2 billion at Banco Popular North America. As of March 31, 2008, subprime mortgage loans collateralized by 1-4 family residential property in the continental U.S. at PFH amounted to $915 million, as compared to $940 million as of December 31, 2007. This represents a decrease of $25 million, or 2.7%.

Popular, Inc.’s exposure to subprime adjustable rate mortgage loans (“ARM”) at PFH has also declined substantially. As of March 31, 2008, outstanding subprime ARM loans amounted to $289 million, as compared to $320 million as of December 31, 2007. That represents a decline of $31 million or 9.7%.

Any sustained period of increased delinquencies, foreclosures or losses could harm Popular, Inc.’s ability to sell loans, the prices it receives for its loans, the values of its mortgage loans held-for-sale or its residual interests in securitizations, which could harm Popular, Inc.’s financial condition and results of operations. In addition, any material decline in real estate values would weaken Popular, Inc.’s collateral loan-to-value ratios and increase the possibility of loss if a borrower defaults. In such event, Popular, Inc. will be subject to the risk of loss on such mortgage assets arising from borrower defaults, to the extent not covered by third-party credit enhancement.

See Management’s Discussion and Analysis of Financial Condition and Results of Operations in Popular, Inc.’s Form 10-K for the year ended December 31, 2007 and in Popular, Inc.’s Form 10-Q for the quarter ended March 31, 2008, which are incorporated by reference herein, for further information on PFH’s credit exposure associated with its subprime mortgage loan portfolio and Popular, Inc.’s restructuring plan executed in 2007, which has reduced Popular, Inc.’s exposure in this industry sector.

A prolonged economic downturn or recession would likely result in an increase in delinquencies, defaults and foreclosures and in a reduction of the loan origination activity which would adversely affect Popular, Inc.’s financial results.

A period of reduced economic growth or a recession has historically resulted in a reduction in lending activity and an increase in the rate of defaults in commercial loans, consumer loans and residential mortgages. A recession may have a significant adverse impact on the net interest income and fee income. Popular, Inc. may also experience significant losses on the loan portfolio due to a higher level of defaults on commercial loans, consumer loans and residential mortgages.

Risk factors

Financial results are constantly exposed to market risk.

Market risk refers to the probability of variations in the net interest income or the market value of assets and liabilities due to interest rate volatility. Despite the varied nature of market risks, the primary source of this risk to Popular, Inc. is the impact of changes in interest rates on net interest income.

Net interest income is the difference between the revenue generated on earning assets and the interest cost of funding those assets. Depending on the duration and repricing characteristics of the assets, liabilities and off-balance sheet items, changes in interest rates could either increase or decrease the level of net interest income. For any given period, the pricing structure of the assets and liabilities is matched when an equal amount of such assets and liabilities mature or reprice in that period. Any mismatch of interest-earning assets and interest-bearing liabilities is known as a gap position. A positive gap denotes asset sensitivity, which means that an increase in interest rates could have a positive effect on net interest income, while a decrease in interest rates could have a negative effect on net interest income. As of March 31, 2008, Popular, Inc. had a positive gap position.

Popular, Inc. is subject to interest rate risk because of the following factors:

•	Assets and liabilities may mature or reprice at different times. For example, if assets reprice slower than liabilities and interest rates are generally rising, earnings may initially decline.

•

Assets and liabilities may reprice at the same time but by different amounts. For example, when the general level of interest rates is rising, Popular, Inc. may increase rates charged on loans by an amount that is less than the general increase in market interest rates because of intense pricing competition. Also, basis risk occurs when assets and liabilities have similar repricing frequencies but are tied to different market interest rate indices that may not move in tandem.

•	Short-term and long-term market interest rates may change by different amounts, i.e., the shape of the yield curve may affect new loan yields and funding costs differently.

•

The remaining maturity of various assets and liabilities may shorten or lengthen as interest rates change. For example, if long-term mortgage interest rates decline sharply, mortgage-backed securities held in the securities available-for-sale portfolio may prepay significantly earlier than anticipated, which could reduce portfolio income. If prepayment rates increase, Popular, Inc. would be required to amortize net premiums into income over a shorter period of time, thereby reducing the corresponding asset yield and net interest income. Prepayment risk also has a significant impact on mortgage-backed securities and collateralized mortgage obligations, since prepayments could shorten the weighted average life of these portfolios.

•

Interest rates may have an indirect impact on loan demand, credit losses, loan origination volume, the value of securities holdings, including interest-only strips, gains and losses on sales of securities and loans, the value of mortgage servicing rights and other sources of earnings.

In limiting interest rate risk to an acceptable level, management may alter the mix of floating and fixed rate assets and liabilities, change pricing schedules, adjust maturities through sales and purchases of investment securities, and enter into derivative contracts, among other alternatives. Popular, Inc. may suffer losses or experience lower spreads than anticipated in initial projections as management implements strategies to reduce future interest rate exposure.

Risk factors

The hedging transactions that Popular, Inc. enters into may not be effective in managing the exposure to market risk, including interest rate risk.

Popular, Inc. uses derivatives, to a limited extent, to manage part of the exposure to market risk caused by changes in interest rates or basis risk. The derivative instruments that Popular, Inc. may utilize also have their own risks, which include: (1) basis risk, which is the risk of loss associated with variations in the spread between the asset yield and funding and/or hedge cost; (2) credit or default risk, which is the risk of insolvency or other inability of the counterparty to a particular transaction to perform its obligations thereunder; and (3) legal risk, which is the risk that Popular, Inc. is unable to enforce certain terms of such instruments. All or any of such risks could expose Popular, Inc. to losses.

Reductions in Popular, Inc.’s credit ratings or those of any of its subsidiaries would increase the cost of borrowing funds and make Popular, Inc.’s ability to raise new funds or renew maturing debt more difficult.

Credit ratings are an important component of Popular, Inc.’s liquidity profile. Among other factors, credit ratings are based on the financial strength, the credit quality of and concentrations in Popular, Inc.’s loan portfolio, the level and volatility of earnings, capital adequacy, the quality of management, the liquidity of Popular, Inc.’s balance sheet, the availability of a significant base of core retail and commercial deposits, and the ability to access a broad array of wholesale funding sources.

In December 2007, Moody’s Investor Service (“Moody’s”) downgraded by one notch to “A3” the senior debt rating of Popular, Inc. and reduced the short-term rating to “P-2” due to concerns about funding challenges at the bank holding company as well as the profitability of the U.S. business. The funding challenges were mitigated with the completion of the sale of certain PFH consumer and mortgage loans to American General Financial on March 1, 2008. On May 13, 2008, Moody’s reaffirmed Popular, Inc.’s ratings, but with a “negative” outlook, citing bank holding company liquidity concerns for 2009. In light of the proposed issuance of the Series B Preferred Stock, Moody’s did not see any holding company liquidity issues for 2008. Despite the challenges identified, Moody’s noted that it expects that Popular, Inc.’s financing options will be sufficient to meet liquidity demands. Popular, Inc.’s management continues to address funding challenges at the bank holding company level and is working to improve its liquidity position.

After the end of the third quarter of 2007, Fitch Ratings reduced the short-term credit rating of Popular, Inc. and Popular North America, Inc. to “F-2” from “F-1”, and placed their long-term senior debt rating of “A-” on negative rating watch. Fitch Ratings mentioned that the rating actions reflected credit quality pressures from Popular, Inc.’s sub-prime loan exposure as well as a more difficult environment for bank holding company funding. In both cases, Fitch Ratings maintained that it believes that both situations are challenging but manageable. In January 2008, Fitch Ratings announced that it was affirming Popular, Inc.’s senior debt rating at “A-” as well as removing the rating from “negative watch”. The outlook was maintained “negative”. Management actions related to bank holding company liquidity were highlighted by the agency as underlying the removal of the “watch”, but U.S. business profitability concerns have kept the ratings outlook negative, until these challenges are resolved.

Standard & Poor’s Rating Services (“S&P”) currently rates Popular, Inc.’s debt “BBB+” for long-term debt and “A-2” for short-term obligations, both with a stable outlook.

Changes in Popular, Inc.’s credit ratings or the credit ratings of any of its subsidiaries to a level below “investment grade” would adversely affect Popular, Inc.’s ability to raise funds in the capital markets. Popular, Inc.’s counterparties are also sensitive to the risk of a ratings downgrade. In the event of a downgrade, the cost of borrowing funds would increase. In addition, Popular, Inc.’s ability to raise new funds in the capital markets or renew maturing debt may be impaired.

Risk factors

Popular, Inc.’s ability to compete successfully in the marketplace for deposits depends on various factors, including service, convenience and financial stability as reflected by the operating results and credit ratings by nationally recognized credit agencies. Popular, Inc.’s ratings are subject to change at any time at the sole discretion of the rating agencies without previous notice. A downgrade in credit ratings may impact the ability to raise deposits, but Popular, Inc. believes that the impact should not be material. Deposits at all of its banking subsidiaries are federally insured (subject to limitations established by the FDIC), which is expected to mitigate the effect of a downgrade in the credit ratings.

A failure to comply with financial covenants in contractual agreements could accelerate payments of related borrowings.

In the course of borrowing from institutional lenders and other investors, Popular, Inc. has entered into contractual agreements to maintain certain levels of debt, capital and asset quality, among other financial covenants. Failing to comply with those agreements may result in an event of default, which could accelerate the repayment of the related borrowings. An event of default would also affect Popular, Inc.’s ability to raise new funds or renew maturing debt.

Popular, Inc. is subject to default risk in its loan portfolio.

Popular, Inc. is subject to the risk of loss from loan defaults and foreclosures with respect to the loans originated or acquired. Popular, Inc. establishes provisions for loan losses, which lead to reductions in the income from operations, in order to maintain the allowance for inherent loan losses at a level which is deemed appropriate by management based upon an assessment of the quality of the loan portfolio in accordance with established procedures and guidelines. There can be no assurance that management has accurately estimated the level of inherent loan losses or that Popular, Inc. will not have to increase the provision for loan losses in the future as a result of future increases in non-performing loans or for other reasons beyond its control.

Popular, Inc. operates in a highly regulated environment and may be adversely affected by changes in federal and local laws and regulations.

Popular, Inc. is subject to extensive regulation, supervision and examination by federal and Puerto Rico banking authorities. Any change in applicable federal or Puerto Rico laws or regulations could have a substantial impact on its operations. Additional laws and regulations may be enacted or adopted in the future that could significantly affect Popular, Inc.’s powers, authority and operations, which could have a material adverse effect on Popular, Inc.’s financial condition and results of operations. Further, regulators, in the performance of their supervisory and enforcement duties, have significant discretion and power to prevent or remedy unsafe and unsound practices or violations of laws by banks and bank holding companies. The exercise of this regulatory discretion and power may have a negative impact on Popular, Inc.

Competition with other financial institutions could adversely affect Popular, Inc.’s profitability.

Popular, Inc. faces substantial competition in originating loans and in attracting deposits. The competition in originating loans comes principally from other U.S., Puerto Rico and foreign banks, mortgage banking companies, consumer finance companies, insurance companies and other institutional lenders and purchasers of loans. Certain of Popular, Inc.’s competitors are not subject to the same extensive regulation that governs Popular, Inc.’s business.

Popular, Inc. also encounters substantial competition with respect to its operations on the U.S. mainland. Many institutions with which Popular, Inc. competes on the U.S. mainland have significantly greater

Risk factors

assets, capital, name recognition, customer loyalty and other resources. As a result, some of Popular, Inc.’s competitors may have advantages in conducting certain businesses and providing certain services.

Increased competition could require that Popular, Inc. increase the rates offered on deposits or lower the rates charged on loans, which could adversely affect its profitability.

Rating downgrades on the Government of Puerto Rico’s (the “Government”) debt obligations could affect the value of Popular, Inc.’s loans to the Government and its portfolio of Puerto Rico Government securities.

Even though Puerto Rico’s economy is closely integrated to that of the U.S. mainland and its government and many of its instrumentalities are investment grade-rated borrowers in the U.S. capital markets, the fiscal situation of the Government of Puerto Rico has led nationally recognized rating agencies to downgrade its debt obligations.

As a result of the Government’s fiscal challenges in 2006, Moody’s and S&P downgraded the rating of its obligations, but maintained them within investment-grade levels. Since then, actions by the Government have improved the credit outlook. As of December 31, 2007, S&P rated the Government’s general obligations at BBB-, while Moody’s rated them at Baa3, both in the lowest notch of investment grade. In November 2007, Moody’s upgraded the outlook of the Government’s credit ratings to “stable” from “negative”. In justifying their change in outlook, Moody’s recognized the progress the Government has made in addressing the fiscal challenges it has faced in recent years. In particular it mentioned the controls imposed on public spending and the implementation of the sales tax as two favorable developments.

Factors such as the Government’s ability to implement meaningful steps to curb operating expenditures, improve managerial and budgetary controls, and eliminate the government’s reliance on operating budget loans from the Government Development Bank of Puerto Rico will be key determinants of future ratings stability. Also, the inability to agree on future fiscal year Government budgets could result in ratings pressure from the rating agencies.

It is uncertain how the financial markets may react to any potential future ratings downgrade in Puerto Rico’s debt obligations. However, a deterioration in the fiscal situation with possible negative ratings implications, could adversely affect the value of Puerto Rico’s Government obligations.

A substantial portion of Popular, Inc.’s credit exposure to the Government of Puerto Rico is either collateralized loans or obligations that have a specific source of income or revenues identified for their repayment. Some of these obligations consist of senior and subordinated loans to public corporations that obtain revenues from rates charged for services or products, such as water and electric power utilities. Public corporations have varying degrees of independence from the central Government and many receive appropriations or other payments from the central Government. Popular, Inc. also has loans to various municipalities for which the good faith, credit and unlimited taxing power of the applicable municipality has been pledged to their repayment. These municipalities are required by law to levy special property taxes in such amounts as shall be required for the payment of all of its general obligation bonds and loans. Another portion of these loans consists of special obligations of various municipalities that are payable from the basic real and personal property taxes collected within such municipalities. The full good faith and credit obligations of the municipalities have a first lien on the basic property taxes.

At March 31, 2008, Popular, Inc. had $1.1 billion of credit facilities granted to or guaranteed by the Government and its political subdivisions, of which $175 million are uncommitted lines of credit. Of

Risk factors

these total credit facilities granted, $776 million in loans were outstanding at March 31, 2008. A substantial portion of the credit exposure to the Government has an identified repayment stream, which includes in some cases the good faith, credit and unlimited taxation power of certain municipalities and, an assignment of basic property taxes and other revenues.

Furthermore, as of March 31, 2008, Popular, Inc. had outstanding $176 million in Obligations of Puerto Rico, States and Political Subdivisions as part of its investment portfolio. Of that portfolio, $55 million was in the form of the Puerto Rico Commonwealth’s Appropriation Bonds, which are currently rated Ba1, one notch below investment grade, by Moody’s and BBB-, the lowest investment grade rating, by S&P. At March 31, 2008, the Appropriation Bonds indicated above represented approximately 1.7 million in unrealized losses in Popular, Inc.’s portfolio of investment securities available-for-sale. Popular, Inc. is closely monitoring the political and economic situation of the Island and evaluates the portfolio for any declines in value that management may consider being other-than-temporary. Management has the intent and ability to hold these investments for a reasonable period of time or up to maturity for a forecasted recovery of fair value up to (or beyond) the cost of these investments.

Popular, Inc.’s income tax provision and other tax liabilities may be insufficient if taxing authorities are successful in asserting tax positions that are contrary to the position of Popular, Inc. Additionally, continued loss from operations in future reporting periods may require Popular, Inc. to adjust the valuation allowance against its deferred tax assets.

From time to time, Popular, Inc. is audited by various federal, state and local authorities regarding income tax matters. Significant judgment is required to determine Popular, Inc.’s provision for income taxes and Popular, Inc.’s liabilities for federal, state, local and other taxes. Popular, Inc.’s audits are in various stages of completion; however, no outcome for a particular audit can be determined with certainty prior to the conclusion of the audit, appeal and, in some cases, litigation process. Although Popular, Inc. believes its approach to determining the appropriate tax treatment is supportable and in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” and FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes,” it is possible that the final tax authority will take a tax position that is materially different than that which is reflected in Popular, Inc.’s income tax provision and other tax reserves. As each audit is conducted, adjustments, if any, are appropriately recorded in Popular, Inc.’s Consolidated Financial Statements in the period determined. Such differences could have a material adverse effect on Popular, Inc.’s income tax provision or benefit, or other tax reserves, in the reporting period in which such determination is made and, consequently, on Popular, Inc.’s results of operations, financial position and/or cash flows for such period.

Popular, Inc.’s deferred tax assets should be reduced by a valuation allowance, if, based on the weight of available evidence, it is more-likely-than-not that some portion or all of the deferred tax assets will not be realized. In determining the more-likely-than-not criterion, Popular, Inc. evaluates all positive and negative evidence as of the end of each reporting period. Future adjustments, either increases or decreases, to Popular, Inc.’s deferred tax asset valuation allowance will be determined based upon changes in the expected realization of its net deferred tax assets. The realization of Popular, Inc.’s deferred tax assets ultimately depends on the existence of sufficient taxable income in either the carryback or carryforward periods under the tax law. Due to significant estimates utilized in establishing the valuation allowance and the potential for changes in facts and circumstances, it is reasonably possible that Popular, Inc. will be required to record adjustments to the valuation allowance in future reporting periods. Popular, Inc.’s results of operations would be impacted negatively if Popular, Inc. determines that increases to its deferred tax asset valuation allowance are required in a future reporting period.

Risk factors

For further information of other risks faced by Popular, Inc. please refer to the Management’s Discussion and Analysis section of the Annual Report on Popular, Inc.’s Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

RISK FACTORS RELATED TO THE SERIES B PREFERRED STOCK

Dividends will not be paid unless declared by the board of directors or a committee thereof.

Monthly dividends will only be paid if declared by Popular, Inc.’s board of directors or a committee thereof. Neither the board of directors nor a committee thereof is obligated or required to declare monthly dividends.

Missed dividends never have to be paid.

Dividends on the Series B Preferred Stock are non-cumulative. If Popular, Inc.’s board of directors or a committee thereof does not declare a dividend for a particular month, those dividends never have to be paid.

Banking regulations may restrict Popular, Inc.’s ability to pay dividends.

Popular, Inc. is a bank holding company subject to the supervision of the Federal Reserve Board. The principal source of cash flow for Popular, Inc. is dividends from BPPR. As a member bank subject to the regulation of the Federal Reserve Board, BPPR must obtain the approval of the Federal Reserve Board for any dividend if the total of all dividends declared by the member bank in any calendar year would exceed the total of its net profits, as defined by the Federal Reserve Board, for that year, combined with its retained net profits for the preceding two years, less any required transfer to surplus or to a fund for the retirement of any preferred stock. In addition, a member bank may not pay a dividend in an amount greater than its undivided profits then on hand after deducting its losses and bad debts. The payment of dividends by BPPR may also be affected by other regulatory requirements and policies, such as the maintenance of certain minimum capital levels. Such restrictions have not had, and are not expected to have, any material effect on Popular, Inc.’s ability to meet its cash obligations. As of March 31, 2008, BPPR could have declared a dividend of approximately $75 million without the approval of the Federal Reserve Board. At March 31, 2008, BPNA was required to obtain the approval of the Federal Reserve Board to declare a dividend.

Popular, Inc.’s ability to redeem the Series B Preferred Stock is subject to limitations, including its ability to issue qualifying capital securities.

Popular, Inc.’s ability to redeem the 2008 Series Preferred Stock is limited. On or after May , 2013 Popular, Inc. may redeem the 2008 Series Preferred Stock. Under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, Popular, Inc. must obtain the prior approval of the Federal Reserve Board with respect to any redemption of the Series B Preferred Stock. In addition, Popular, Inc. will enter into a replacement capital covenant that will permit Popular, Inc. to redeem or repurchase the Series B Preferred Stock only to the extent that Popular, Inc. has sold sufficient qualifying capital securities (as defined under “Replacement Capital Covenant” below) within a 180-day period ending on the redemption date or a notice date not more than 30 or less than 10 business days prior to the date when Popular, Inc. intends to redeem all or part of the Series B Preferred Stock. Popular, Inc.’s ability to issue qualifying capital securities will depend on, among other things, market conditions at the time of the intended redemption, as well as the acceptability to prospective investors of the terms of the

Risk factors

qualifying securities. The holders of the Series B Preferred Stock are not parties to or beneficiaries of the replacement capital covenant. As a result, Popular, Inc. may amend the replacement capital covenant at any time without the consent of the holders of the Series B Preferred Stock, subject to certain limitations as described under “Replacement Capital Covenant” below.

The Series B Preferred Stock may not have an active trading market.

The Series B Preferred Stock is a new issue with no established trading market. Popular, Inc. intends to file an application with the Nasdaq Stock Market to list the Series B Preferred Stock under the symbol “BPOPP”. If the application is approved, trading of the Series B Preferred Stock on the Nasdaq Stock Market is expected to commence approximately 30 days after the initial delivery of the Series B Preferred Stock. However, there is no guarantee that the listing application will be approved. Even if the Series B Preferred Stock is listed, there may be little or no secondary market for the Series B Preferred Stock.

Forward-looking information

The information included in this prospectus supplement contains certain “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to Popular, Inc.’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, market risk and the impact of interest rate changes, capital markets conditions, capital adequacy and liquidity and the effect of legal proceedings and new accounting standards on Popular, Inc.’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These statements are not guarantees of future performance and involve certain risks, uncertainties, estimates and assumptions by management that are difficult to predict. Various factors, some of which are beyond Popular, Inc.’s control, could cause actual results to differ materially from those expressed in, or implied by, such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the rate of growth in the economy, as well as general business and economic conditions;

•	changes in interest rates, as well as the magnitude of such changes;

•	the fiscal and monetary policies of the federal government and its agencies;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	possible legislative, tax or regulatory changes; and

•	difficulties in combining the operations of acquired entities.

Moreover, the outcome of legal proceedings is inherently uncertain and depends on judicial interpretations of law and the findings of regulators, judges and juries.

All forward-looking statements included in this document are based upon information available to Popular, Inc. as of the date of this prospectus supplement, and Popular, Inc. assumes no obligation to update or revise any such forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

Use of proceeds

The net proceeds to Popular, Inc. after deducting expenses from the sale of shares of Series B Preferred Stock are estimated at approximately $                    . Popular, Inc. intends to use the net proceeds for general corporate purposes, which may include:

•	increasing the liquidity and capital of Popular, Inc., and

•

investing in or advancing or lending to subsidiaries of Popular, Inc. for use by such subsidiaries for their general corporate purposes, including the repayment of indebtedness or increasing the liquidity and capital of such subsidiaries.

Capitalization

The following table shows the unaudited indebtedness and capitalization of Popular, Inc. at March 31, 2008, on an actual basis and as adjusted to give effect to the issuance of the shares of Series B Preferred Stock offered by this prospectus supplement and the accompanying prospectus. This table should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations in Popular’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and the financial statements and related notes incorporated by reference into this prospectus supplement.

	March 31, 2008
	Actual	As Adjusted(1)
	(Dollars in thousands)
Cash and cash equivalents	$782,498	$

Short-Term Debt	$1,525,310		$1,525,310

Long-Term Debt:
Notes payable	$4,190,169		$4,190,169

Stockholders’ Equity
Preferred stock ($25 liquidation value)—30,000,000 shares authorized; 7,475,000 2003 Series A Preferred Stock shares outstanding and 14,000,000 Series B Preferred Stock shares outstanding, as adjusted	$186,875		$536,875
Common stock, $6 par value per share—470,000,000 shares authorized; 294,182,809 shares issued and 280,547,741 shares outstanding	1,765,097		1,765,097
Surplus	570,548
Retained earnings	1,113,089		1,113,089
Treasury stock, at cost, 13,635,068 shares	(207,608)		(207,608)
Accumulated other comprehensive loss, net of tax of $19,446	43,719		43,719

Total stockholders’ equity	$3,471,720	$

Total capitalization	$7,661,889	$

(1)	The As Adjusted column is presented after deducting estimated underwriting discounts and expenses.

Selected consolidated financial and other data

The following data summarizes Popular, Inc.’s financial information and are qualified in their entirety by Popular, Inc.’s audited financial statements for the three years ended December 31, 2007 and unaudited financial statements for the quarters ended March 31, 2008 and 2007. You should read the following financial data in conjunction with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes included in Popular, Inc.’s annual report on Form 10-K for the period ended December 31, 2007. The financial data for the three-month-periods ended March 31, 2008 and 2007 have been derived from Popular, Inc.’s unaudited consolidated financial statements. The financial data for the years ended December 31, 2007, 2006 and 2005 have been derived from Popular, Inc.’s audited consolidated financial statements.

POPULAR, INC.

Financial Summary

(in thousands, except share data)

	Three months ended March 31,		Year ended December 31,
	2008	2007	2007	2006	2005
Summary of Operations
Interest income	$680,943	$773,595	$3,128,171	$3,064,441	$2,665,859
Interest expense	323,754	418,613	1,678,781	1,636,531	1,241,652

Net interest income	357,189	354,982	1,449,390	1,427,910	1,424,207
Provision for loan losses	168,222	96,346	562,650	287,760	195,272

Net interest income after provision for loan losses	188,967	258,636	886,740	1,140,150	1,228,935
Non-interest income	307,975	252,176	694,316	809,485	785,275
Non-interest expenses	372,515	375,328	1,704,551	1,485,073	1,328,200

Income (loss) before income tax and cumulative effect of accounting changes	124,427	135,484	(123,495)	464,562	686,010
Income tax	21,137	16,837	(59,002)	106,886	148,915

Income (loss) before cumulative effect of accounting changes	103,290	118,647	(64,493)	357,676	537,095
Cumulative effect of accounting changes	—	—	—	—	3,607

Net income (loss)	$103,290	$118,647	$(64,493)	$357,676	$540,702
Net income (loss) applicable to common stock	$100,312	$115,669	$(76,406)	$345,763	$528,789

Selected Financial Data at Period-End
Total assets	$41,821,599	$47,164,664	$44,411,437	$47,403,987	$48,623,668
Total loans	27,931,226	32,880,617	29,911,002	32,736,939	31,710,207
Deposits	26,966,714	24,738,053	28,334,478	24,438,331	22,638,005
Stockholders’ equity	3,471,720	3,736,308	3,581,882	3,620,306	3,449,247
Performance Ratios
Return on average assets	0.97%	1.02%	(0.14)%	0.74%	1.17%
Return on average common equity	12.83%	12.91%	(2.08)%	9.73%	17.12%
Net interest margin (taxable equivalent basis)	3.91%	3.43%	3.52%	3.44%	3.59%
Efficiency ratio*	61.65%	71.84%	81.99%	67.16%	62.30%
Capital Ratios
Tier I risk-based capital	9.55%	10.80%	10.12%	10.61%	11.17%
Total risk-based capital	10.82%	12.05%	11.38%	11.86%	12.44%
Tier I leverage ratio	7.43%	8.17%	7.33%	8.05%	7.47%
Credit Quality Data
Non-performing loans, excluding loans measured at fair value, to loans held-in-portfolio	2.94%	2.42%	2.75%	2.24%	1.77%
Net charge offs to average loans held-in-portfolio	1.48%	0.96%	1.31%	0.74%	0.62%
Allowance for loan losses to non-performing assets, excluding loans measured at fair value (SFAS No. 159)	66.90%	63.04%	64.41%	65.08%	73.69%
Allowance for loan losses to loans held-in-portfolio	2.18%	1.70%	1.96%	1.63%	1.49%

*	Non-interest expense divided by net interest income plus recurring non-interest income. See the “Operating expenses” sections of Management’s Discussion and Analysis of Financial Condition and Results of Operations in Popular, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and annual report on Form 10-K for the year ended December 31, 2007 incorporated by reference in this prospectus supplement for a description of items not considered “recurring”.

Terms of the Series B preferred stock

The following summary contains a description of the material terms of the Series B Preferred Stock. The summary supplements and, to the extent inconsistent therewith, replaces the description of the terms of Popular, Inc.’s preferred stock set forth under the heading “Description of Preferred Stock” in the accompanying prospectus, to which reference is hereby made. The Series B Preferred Stock is a series of the preferred stock of Popular, Inc. covered by and described in the prospectus. The summary is subject to and qualified in its entirety by reference to Popular, Inc.’s Restated Certificate of Incorporation and to the Certificate of Designation creating the Series B Preferred Stock (the “Certificate of Designation”), copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

General

As of the date of this prospectus supplement, Popular, Inc. is authorized by its Certificate of Incorporation to issue up to 30,000,000 shares of serial preferred stock with no par value, of which 7,475,000 shares designated as 6.375% Noncumulative Monthly Income Preferred Stock, Series A, no par value, are issued and outstanding.

Dividends

If declared at the option of Popular, Inc.’s board of directors or a committee thereof, holders of record of the Series B Preferred Stock will be entitled to receive cash dividends in the amount of $              per share each year, which is equivalent to     % of the liquidation preference of $25 per share. Popular, Inc. is not required to declare or pay dividends on the Series B Preferred Stock, even if it has funds available for the payment of such dividends. Dividends may only be paid out of funds that are legally available for this purpose.

Dividends on the Series B Preferred Stock will accumulate from the date of the original issuance of the Series B Preferred Stock and will be payable on the last day of each month in United States dollars beginning on June 30, 2008. Payment of dividends will be made to the holders of record of the Series B Preferred Stock as they appear on the books of Popular, Inc. on the fifteenth day of each calendar month for which the dividends are payable, unless the board of directors or a committee thereof shall establish a different record date. The dividend payable on June 30, 2008 will cover the period from the date of the original issuance of the Series B Preferred Stock to June 30, 2008. If any date on which dividends are payable is not a Business Day (as defined below), then payment of the dividends will be made on the next Business Day without any interest or other payment in respect of the delay. If December 31 of any year is not a Business Day, then the dividends payable on such date will be made on the immediately preceding Business Day. A “Business Day” is a day other than a Saturday or Sunday or a general banking holiday in San Juan, Puerto Rico or New York, New York.

Dividends on the Series B Preferred Stock will be non-cumulative. If the board of directors or a committee thereof does not declare a dividend for any month on the Series B Preferred Stock, then the holders of Series B Preferred Stock will not have a right to receive a dividend for that month, whether or not dividends on the Series B Preferred Stock are declared for any future month.

Dividends for each full month will be paid in equal installments in the amount of $              per share. The aggregate payment made to each record holder will be rounded to the next lowest cent. The amount of dividends payable for any period shorter than a full month will be computed on the basis of the actual number of days elapsed in that period.

Terms of the Series B preferred stock

Dividend payments will be mailed to the record holders of the Series B Preferred Stock at their addresses appearing on the register for the Series B Preferred Stock.

The terms of the Series B Preferred Stock do not permit Popular, Inc. to declare, set apart or pay any dividend or make any other distribution of assets on, or redeem, purchase, set apart or otherwise acquire shares of common stock or of any other class of stock of Popular, Inc. ranking junior to the Series B Preferred Stock as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up of Popular, Inc., unless certain conditions are met. Those conditions are (1) all accumulated and unpaid dividends on the Series B Preferred Stock for the 12 months ending on the immediately preceding dividend payment date shall have been paid or are paid contemporaneously, (2) the full monthly dividend on the Series B Preferred Stock for the then current month has been or is contemporaneously declared and paid or declared and set apart for payment, and (3) Popular, Inc. has not defaulted in the payment of the redemption price of any shares of Series B Preferred Stock called for redemption. See “Redemption at the Option of Popular, Inc.” below. The above limitations do not apply to stock dividends or other distributions made in stock of Popular, Inc. ranking junior to the Series B Preferred Stock as to the payment of dividends and as to the distribution of assets. The above limitations also do not apply to conversions or exchanges for stock of Popular, Inc. ranking junior to the Series B Preferred Stock as to the payment of dividends and as to the distribution of assets.

If Popular, Inc. is unable to pay in full the dividends on the Series B Preferred Stock and on any other shares of stock of equal rank as to the payment of dividends with the Series B Preferred Stock, all dividends declared upon the Series B Preferred Stock and any such other shares of stock will be declared pro rata. In this event, each share of Series B Preferred Stock and of the other classes of stock of equal rank will receive dividends in the same proportion as the accumulated dividends on the Series B Preferred Stock for the then current dividend period bears to the accumulated dividends on such other classes of equally ranked stock, which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such stock does not have a cumulative dividend.

Popular, Inc. is subject to various general regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital adequacy and liquidity. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, such as Popular, Inc., that the payment of dividends would be an unsafe or unsound practice and to prohibit the payment thereof.

For a discussion of the tax treatment of distributions to stockholders see “Taxation,” “Puerto Rico Taxation,” and “United States Taxation,” and for a discussion on certain potential regulatory limitations on Popular, Inc.’s ability to pay dividends, see “Risk factors — Banking regulations may restrict Popular, Inc.’s ability to pay dividends.”

No Conversion or Exchange Rights

The Series B Preferred Stock will not be convertible into or exchangeable for any other securities of Popular, Inc.

Terms of the Series B preferred stock

Redemption at the Option of Popular, Inc.

Popular, Inc. may not redeem the shares of the Series B Preferred Stock prior to May , 2013. On and after that date, Popular, Inc. may redeem the Series B Preferred Stock, in whole or in part, for cash, at the redemption prices shown below plus accumulated and unpaid dividends for the then current month to the redemption date, subject to certain limitations described below. Holders of the Series B Preferred Stock will have no right to require the redemption or repurchase of the Series B Preferred Stock.

Period	Redemption price
May , 2013 to May , 2014	$25.50
May , 2014 to May , 2015	$25.25
May , 2015 and thereafter	$25.00

In the event that Popular, Inc. elects to redeem less than all of the outstanding shares of the Series B Preferred Stock, the shares to be redeemed will be allocated pro rata or by lot as may be determined by Popular, Inc.’s board of directors, or by any other method as the board of directors may consider fair. Any method chosen by Popular, Inc. will conform to any rule or regulation of any national or regional stock exchange or automated quotation system on which the shares of the Series B Preferred Stock may at the time be listed or eligible for quotation.

Popular, Inc. will mail a notice of any proposed redemption to the holders of record of the shares of Series B Preferred Stock to be redeemed, at their address of record, not less than 30 nor more than 60 days prior to the redemption date. The notice of redemption to each holder of shares of Series B Preferred Stock will specify the number of shares of Series B Preferred Stock to be redeemed, the redemption date and the redemption price payable to the holder upon redemption, and shall state that from and after the redemption date dividends will cease to accumulate. If Popular, Inc. redeems less than all the shares owned by a holder, the notice shall also specify the number of shares of Series B Preferred Stock of the holder which are to be redeemed and the numbers of the certificates representing such shares. Any notice mailed in accordance with these procedures shall be conclusively presumed to have been properly given, whether or not the stockholder receives this notice. The failure by Popular, Inc. to give this notice by mail, or any defect in the notice, to the holders of any shares designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series B Preferred Stock.

If the redemption notice is properly mailed and Popular, Inc. pays the redemption price, from and after the redemption date, all dividends on the shares of Series B Preferred Stock called for redemption shall cease to accumulate and all rights of the holders of the shares being redeemed as stockholders of Popular, Inc. shall cease on the redemption date. Holders will retain the right to receive the redemption price upon presentation of their stock certificates. If Popular, Inc. redeems less than all the shares represented by any certificate, a new certificate representing the unredeemed shares shall be issued without cost to the holder.

At its option and subject to the Replacement Capital Covenant, Popular, Inc. may, on or prior to the redemption date, irrevocably deposit the entire amount payable upon redemption of the shares of the Series B Preferred Stock to be redeemed with a bank or trust company designated by Popular, Inc. (which may include a banking subsidiary of Popular, Inc.) having its principal office in New York, New York, San Juan, Puerto Rico, or any other city in which Popular, Inc. shall at that time maintain a transfer agent with respect to its capital stock, and having a combined capital and surplus of at least $50,000,000 (hereinafter referred to as the “Depositary”). The Depositary will hold this amount in trust for payment to the holders of the shares of

Terms of the Series B preferred stock

the Series B Preferred Stock to be redeemed. If the deposit is made and the funds deposited are immediately available to the holders of the shares of the Series B Preferred Stock to be redeemed, Popular, Inc. will no longer have any obligation to make payment of the amount payable upon redemption of the shares of the Series B Preferred Stock to be redeemed. Following the deposit, except as discussed in the next paragraph, holders of these shares shall look only to the Depositary for payment.

Any funds remaining unclaimed at the end of two years after the redemption date for which these funds were deposited shall be returned to Popular, Inc. After the funds are returned to Popular, Inc., the holders of shares called for redemption shall look only to Popular, Inc. for the payment of the redemption price. Any interest accumulated on any funds deposited with the Depositary will belong to Popular, Inc. and shall be paid to it on demand.

After the redemption of any shares of the Series B Preferred Stock, the redeemed shares will have the status of authorized but unissued shares of serial preferred stock, without designation as to series, until these shares are once more designated as part of a particular Series by the board of directors of Popular, Inc.

Popular, Inc.’s right to redeem the Series B Preferred Stock is subject to important limitations, including:

•

Popular, Inc. may not redeem the Series B Preferred Stock without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board will not permit a redemption unless (1) the shares are redeemed with the proceeds of a sale of common stock or perpetual preferred stock, or (2) the Federal Reserve Board determines that Popular, Inc.’s condition and circumstances warrant the reduction of a source of permanent capital.

•

Under Puerto Rico law, Popular, Inc. may not redeem any shares of its capital stock unless the assets remaining after the redemption are sufficient to pay any debts for which payment has not otherwise been provided.

•

At or prior to the initial issuance of the Series B Preferred Stock, Popular, Inc. will enter into a replacement capital covenant, described under “Replacement Capital Covenant” below. The replacement capital covenant benefits holders of a specified series of Popular, Inc.’s long-term indebtedness and will not be enforceable by holders of the Series B Preferred Stock. The replacement capital covenant permits Popular, Inc. to redeem the Series B Preferred Stock only if it has issued or delivered certain amounts of common stock, debt exchangeable for preferred stock, debt exchangeable for common stock, mandatorily convertible preferred stock or other securities convertible or exchangeable into Popular, Inc. common stock and could preclude Popular, Inc. from repurchasing the Series B Preferred Stock when it may otherwise wish to do so.

Liquidation Preference

Upon any liquidation, dissolution, or winding up of Popular, Inc., the record holders of shares of Series B Preferred Stock will be entitled to receive, out of the assets of Popular, Inc. available for distribution to shareholders after payment of all claims due to creditors of Popular, Inc., before any distribution is made to holders of common stock or any other equity securities of Popular, Inc. ranking junior upon liquidation to the Series B Preferred Stock, the amount of $25 per share plus an amount equal to any accumulated and unpaid dividends for the current month to the date of payment.

If Popular, Inc. is liquidated or dissolved and the amounts payable with respect to the Series B Preferred Stock and any other shares of stock of equal rank upon liquidation are not paid in full, the holders of the Series B Preferred Stock and of the other shares will share ratably in any such distribution of assets in

Terms of the Series B preferred stock

proportion to the full liquidation preferences to which each would otherwise be entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Series B Preferred Stock will not be entitled to any further participation in any distribution of assets of Popular, Inc.

A consolidation or merger of Popular, Inc. with any other corporation, or any sale, lease or conveyance of all or any part of the property or business of Popular, Inc., shall not be deemed to be a liquidation, dissolution, or winding up of Popular, Inc.

Voting Rights

Holders of the Series B Preferred Stock will not be entitled to receive notice of or attend or vote at any meeting of stockholders of Popular, Inc., except as described below.

If Popular, Inc. does not pay dividends in full on the Series B Preferred Stock for eighteen monthly dividend periods, whether consecutive or not, the holders of outstanding shares of the Series B Preferred Stock, together with the holders of any other shares of stock having the right to vote for the election of directors solely in the event of any failure to pay dividends, acting as a single class, will be entitled to appoint two additional members of the board of directors of Popular, Inc. They will also have the right to remove any member so appointed from office and appoint another person in place of such member. To make this appointment, the holders of a majority in liquidation preference of these shares must send written notice to Popular, Inc. of the appointment or pass a resolution adopted by a majority of holders at a separate general meeting of those holders called for this purpose.

Not later than 30 days after the right of holders of Series B Preferred Stock to elect directors arises, if written notice by a majority of the holders has not been given as provided for in the preceding sentence, the board of directors of Popular, Inc. or an authorized board committee is required to call a separate general meeting for this purpose. If the board of directors fails to convene this meeting within the 30-day period, the holders of 10% of the outstanding shares of the Series B Preferred Stock and any such other stock will be entitled to convene the meeting.

The provisions of the Restated Certificate of Incorporation and By-Laws of Popular, Inc. relating to the convening and conduct of general meetings of stockholders will apply to any separate general meeting of this type. Any member of the board of directors appointed as described above shall vacate office if Popular, Inc. resumes the payment of dividends in full on the Series B Preferred Stock and each other series of stock having similar voting rights for 12 consecutive months. Thereafter, the right to appoint two directors as described above would arise only if Popular, Inc. does not pay dividends in full on the Series B Preferred Stock for eighteen additional months. The Restated Certificate of Incorporation of Popular, Inc. requires a minimum of 9 members of the board of directors and a maximum of 25 members, provided that the total number of directors shall always be an odd number. As of the date of this prospectus supplement, Popular, Inc.’s board of directors consisted of 9 members.

Any amendment, alteration or repeal of the terms of the Series B Preferred Stock contained in Popular, Inc.’s Restated Certificate of Incorporation or the Certificate of Designation for the Series B Preferred Stock which would adversely affect the powers, preferences or rights of the Series B Preferred Stock will require the approval of holders of at least two thirds of the outstanding aggregate liquidation preference of the Series B Preferred Stock. This approval can be evidenced either by a consent in writing or by a resolution passed at a meeting of the holders of the Series B Preferred Stock. The authorization or issuance of any shares of Popular, Inc. ranking senior to the Series B Preferred Stock as to dividend rights or rights on liquidation or similar events, will be considered a change requiring the consent of the 2003

Terms of the Series B preferred stock

Series A Preferred Stock and of the Series B Preferred Stock. Conversely, the authorization or issuance of shares ranking, as to dividend rights or rights on liquidation or similar events, on a parity with or junior to the Series B Preferred Stock, will not be considered a change requiring the consent of the Series B Preferred Stock. The approval of the holders is not required if at or prior to the act with respect to which such vote would otherwise be required all outstanding shares of Series B Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

No vote of the holders of the Series B Preferred Stock will be required for Popular, Inc. to redeem or purchase and cancel the Series B Preferred Stock in accordance with the Restated Certificate of Incorporation or the Certificate of Designation for the Series B Preferred Stock.

Popular, Inc. will cause a notice of any meeting at which holders of the Series B Preferred Stock are entitled to vote to be mailed to each record holder of the Series B Preferred Stock. Each notice will contain (1) the date of the meeting, (2) a description of any resolution to be proposed for adoption at the meeting, and (3) instructions for deliveries of proxies.

Rank

The Series B Preferred Stock will, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank:

•

senior to all classes of common stock of Popular, Inc., to Popular, Inc.’s Series A Participating Cumulative Preferred Stock, and to all other equity securities issued by Popular, Inc. the terms of which specifically provide that those equity securities will rank junior to the Series B Preferred Stock,

•

on a parity with all other equity securities issued by Popular, Inc. the terms of which specifically provide that those equity securities will have equal rank as the Series B Preferred Stock and, in particular, with the 2003 Series A Preferred Stock, and

•	junior to all equity securities issued by Popular, Inc. the terms of which specifically provide that those equity securities will rank senior to the Series B Preferred Stock.

For this purpose, the term “equity securities” does not include debt securities convertible into or exchangeable for equity securities.

Popular, Inc. may not issue shares ranking, as to dividend rights or rights on liquidation, winding up and dissolution, senior to the Series B Preferred Stock, except with the consent of the holders of at least two-thirds of the outstanding aggregate liquidation preference of the 2003 Series A Preferred Stock and of the Series B Preferred Stock. See “Voting Rights” above.

Transfer Agent; Dividend Disbursing Agent; Registrar

Banco Popular’s Trust Division will initially act as the transfer agent, dividend disbursing agent and registrar for the Series B Preferred Stock. Holders of the Series B Preferred Stock may contact Banco Popular’s Trust Division at the following address: Banco Popular de Puerto Rico Trust Division, 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and its telephone number is (787) 765-9800.

The Series B Preferred Stock shall be issued in registered form only. Popular, Inc. may treat the record holder of a share of Series B Preferred Stock, including the Depository Trust Company and its nominee and any other holder that holds such share on behalf of any other person, as such record holder appears on the books of the registrar for the Series B Preferred Stock, as the sole owner of such share for all purposes.

Terms of the Series B preferred stock

The transfer of a share of Series B Preferred Stock may be registered upon the surrender of the certificate evidencing the share of Series B Preferred Stock to be transferred, together with the form of transfer endorsed on it duly completed and executed, at the office of the transfer agent and registrar.

Registration of transfers of shares of Series B Preferred Stock will be effected without charge by or on behalf of Popular, Inc., but upon payment of any tax or other governmental charges which may be imposed in relation to it or the giving of an indemnity as the transfer agent and registrar may require.

Popular, Inc. will not be required to register the transfer of a share of Series B Preferred Stock after the share has been called for redemption.

Replacement of Lost Certificates

If any certificate for a share of Series B Preferred Stock is mutilated or alleged to have been lost, stolen or destroyed, the holder may request a new certificate representing the same share. Popular, Inc. will issue a new certificate subject to delivery of the old certificate or, if alleged to have been lost, stolen or destroyed, compliance with the conditions as to evidence of ownership, indemnity and the payment of out-of-pocket expenses of Popular, Inc. as Popular, Inc. may determine.

No Preferential Rights to Purchase Additional Securities

Holders of the Series B Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any securities of Popular, Inc.

No Repurchase at the Option of the Holders

Holders of the Series B Preferred Stock will have no right to require Popular, Inc. to redeem or repurchase any shares of Series B Preferred Stock.

No Mandatory Redemption or Sinking Fund Obligation

The shares of Series B Preferred Stock are not subject to any mandatory redemption, sinking fund or similar obligation.

Purchase of Shares by Popular, Inc.

Popular, Inc. may, at its option, purchase shares of the Series B Preferred Stock from holders thereof from time to time, by tender, in privately negotiated transactions or otherwise.

Replacement capital covenant

Popular, Inc. has summarized below certain terms of the replacement capital covenant. This summary is not a complete description of the replacement capital covenant and is qualified in its entirety by the terms and provisions of the full document, which is available from Popular, Inc. upon request and will be filed by Popular, Inc. in a Current Report on Form 8-K. (See “Where You Can Find More Information” in the accompanying prospectus.)

At or prior to the initial issuance of the Series B Preferred Stock, Popular, Inc. will enter into a replacement capital covenant, in which Popular, Inc. will agree for the benefit of persons that buy, hold or sell a specified series of Popular, Inc.’s long-term indebtedness that Popular, Inc. during the period that such indebtedness is “covered debt” will not redeem or repurchase, and none of Popular, Inc.’s subsidiaries will purchase, all or a part of the Series B Preferred Stock on or before May , 2018 (or the earlier termination of the Replacement Capital Covenant as described below) unless the applicable redemption or repurchase price, does not exceed the sum of:

•	133.33% of the aggregate amount of

•	the net cash proceeds Popular, Inc. and Popular, Inc.’s subsidiaries have received from the sale of common stock and rights to acquire common stock of Popular, Inc., plus

•

the market value of any common stock (or rights to acquire common stock) of Popular, Inc. delivered by Popular, Inc. or its subsidiaries (i) in connection with the conversion or exchange of any securities of Popular, Inc. or any subsidiary for which neither Popular, Inc. nor any subsidiary has received previous equity credit from a nationally recognized statistical rating organization or (ii) as consideration for property or assets in an arm’s length transaction, plus

•

100.00% of the aggregate net cash proceeds Popular, Inc. or Popular, Inc.’s subsidiaries have received from the issuance of certain other specified securities that have equity-like characteristics that satisfy the requirements of the replacement capital covenant and are the same as, or more equity-like than, the applicable characteristics of the Series B Preferred Stock at that time, in each case during the 180 days prior to the date of such purchase or the date Popular, Inc. gives notice of such redemption.

Popular, Inc.’s ability to raise proceeds from such qualifying securities during the 180 days prior to a proposed redemption or repurchase will depend on, among other things, market conditions at such times as well as the acceptability to prospective investors of the terms of such qualifying securities. No assurance can be given that Popular, Inc. will be able to issue qualifying capital securities, and Popular, Inc. will be unable to redeem the Series B Preferred Stock unless Popular, Inc. can complete such an issuance.

The replacement capital covenant is made for the benefit of persons that buy, hold or sell the covered debt. It is not for the benefit of, and may not be enforced by, the holders of the Series B Preferred Stock. The initial series of covered debt that will benefit from the replacement capital covenant is Popular, Inc.’s 6.70% Junior Subordinated Debentures, Series A Due November 1, 2033. The replacement capital covenant includes provisions requiring Popular, Inc. to redesignate a new series of indebtedness if the covered debt approaches maturity, becomes subject to a redemption notice or is reduced to less than $100,000,000 in outstanding principal amount. Popular, Inc. expects that, at all times prior to May , 2018, Popular, Inc. will be subject to the replacement capital covenant and, accordingly, restricted in Popular, Inc.’s ability to redeem or repurchase the Series B Preferred Stock.

Replacement capital covenant

Any amendment or termination of Popular, Inc.’s obligations under the replacement capital covenant will require the consent of the holders of at least a majority in principal amount of the covered debt at the time, except that Popular, Inc. may amend or supplement the replacement capital covenant without the consent of the holders of that series of indebtedness if any of the following apply (it being understood that any such amendment or supplement may fall into one or more of the following): (i) the effect of such amendment or supplement is solely to impose additional restrictions on the ability of Popular, Inc. or any of its subsidiaries to redeem or purchase any securities covered thereby in any circumstance, (ii) the effect of such amendment or supplement is solely to impose additional restrictions on, or eliminate certain of, the types of securities qualifying as replacement capital securities, and an officer of Popular, Inc. has delivered to the holders of the then effective series of covered debt a written certificate to that effect, (iii) such amendment or supplement is not materially adverse to the covered debtholders, and an officer of Popular, Inc. has delivered to the holders of the then effective series of covered debt a written certificate stating that, in his or her determination, such amendment or supplement is not materially adverse to the covered debtholders, (iv) such amendment or supplement eliminates common stock, rights to acquire common stock, debt exchangeable for common stock, and/or “mandatorily convertible preferred stock” as replacement capital securities if, in the case of this clause (iv), Popular, Inc. has been advised in writing by a nationally recognized independent accounting firm that there is more than an insubstantial risk that the failure to do so would result in a reduction in Popular, Inc.’s earnings per share as calculated for financial reporting purposes, or (v) the effect of such amendment or supplement is to postpone the termination of the replacement capital covenant.

For this purpose, an amendment or supplement that adds new types of specified securities that have equity-like characteristics that satisfy the requirements of the replacement capital covenant or modifies the requirements of such specified securities will not be deemed materially adverse to the holders of the then-effective series of covered debt if, following such amendment or supplement, the replacement capital covenant would satisfy the criteria set forth in the replacement capital covenant for a replacement capital covenant that is required in connection with the issuance of certain types of securities specified in the replacement capital covenant.

The replacement capital covenant may be terminated if the holders of at least a majority in principal amount of the covered debt so agree, or if Popular, Inc. no longer has outstanding any long-term indebtedness that qualifies as covered debt, without regard to whether such indebtedness is rated by a nationally recognized statistical rating organization.

In addition, under the Federal Reserve Board’s risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock currently is subject to prior approval of the Federal Reserve Board.

Subject to the limitations described above and the terms of any outstanding debt instruments, and any preferred stock ranking senior to the Series B Preferred Stock, Popular, Inc. or its affiliates may from time to time redeem or repurchase the Series B Preferred Stock by tender, in the open market or by private agreement.

Taxation

General

The following discussion summarizes the material Puerto Rico and United States tax considerations relating to the purchase, ownership and disposition of Series B Preferred Stock. This discussion does not intend to describe all of the tax considerations that may be relevant to a particular investor in light of that person’s particular circumstances and does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Puerto Rico and the United States.

This discussion is based on the tax laws of Puerto Rico and the United States as in effect on the date of this prospectus supplement, as well as regulations, administrative pronouncements and judicial decisions available on or before such date and now in effect. All of the foregoing are subject to change, which change could apply retroactively and could affect the continued validity of this summary.

You should consult your own tax advisor as to the application to your particular situation of the tax considerations discussed below, as well as the application of any state, local, foreign or other tax.

PUERTO RICO TAXATION

The following discussion does not intend to cover all aspects of Puerto Rico taxation that may be relevant to a purchaser of Series B Preferred Stock in light of the purchaser’s particular circumstances, or to purchasers subject to special rules of taxation, such as life insurance companies, “Special Partnerships,” “Subchapter N Corporations,” registered investment companies, and certain pension trusts.

For purposes of the discussion below, a “Puerto Rico corporation” is a corporation organized under the laws of Puerto Rico and a “foreign corporation” is a corporation organized under the laws of a jurisdiction other than Puerto Rico.

Ownership and Disposition of Series B Preferred Stock

Taxation of Dividends

General.    Distributions of cash or other property made by Popular, Inc. on the Series B Preferred Stock will be treated as dividends to the extent that Popular, Inc. has current or accumulated earnings and profits. To the extent that a distribution exceeds Popular, Inc.’s current and accumulated earnings and profits, the distribution will be applied against and reduce the adjusted tax basis of the Series B Preferred Stock in the hands of the holder. The excess of any distribution of this type over the adjusted tax basis will be treated as gain on the sale or exchange of the Series B Preferred Stock and will be subject to income tax as described below.

The following discussion regarding the income taxation of dividends on Series B Preferred Stock received by individuals not residents of Puerto Rico and foreign corporations not engaged in a trade or business in Puerto Rico assumes that dividends will constitute income from sources within Puerto Rico. Generally, a dividend declared by a Puerto Rico corporation will constitute income from sources within Puerto Rico unless the corporation derived less than 20% of its gross income from sources within Puerto Rico for the three taxable years preceding the year of the declaration. Popular, Inc. has represented that it has derived more than 20% of its gross income from Puerto Rico sources on an annual basis since its incorporation in 1984.

Taxation

Individual residents of Puerto Rico and Puerto Rico corporations.    In general, individuals who are residents of Puerto Rico will be subject to a 10% income tax on dividends paid on the Series B Preferred Stock. This tax is generally required to be withheld by Popular, Inc. An individual may elect for this withholding not to apply, by following the procedures described in “—Special Withholding Tax Considerations” below. In that case he or she will be required to include the amount of the dividend as ordinary income and will be subject to income tax thereon at the normal income tax rates, which may be up to 33%. Even if the withholding is actually made, the individual may elect, upon filing his income tax return for the year the dividend is paid, for the dividends to be taxed at the normal income tax rates applicable to individuals. In this case, the 10% Puerto Rico income tax withheld is creditable against the normal tax so determined.

Puerto Rico corporations will be subject to income tax on dividends paid on the Series B Preferred Stock at the normal corporate income tax rates, subject to the dividend received deduction discussed below. In the case of a Puerto Rico corporation, no withholding will be imposed on dividends paid on the Series B Preferred Stock, provided the procedures described in “–Special Withholding Tax Considerations” below are followed. The dividend received deduction will be equal to 85% of the dividend received, but the deduction may not exceed 85% of the corporation’s net taxable income. Based on the applicable maximum Puerto Rico normal corporate income tax rate of 39%, the maximum effective income tax rate on these dividends will be 5.85% after accounting for the dividend received deduction.

United States citizens not residents of Puerto Rico.    Dividends paid on the Series B Preferred Stock to a United States citizen who is not a resident of Puerto Rico will be subject to a 10% Puerto Rico income tax which will be withheld by Popular, Inc. These individuals may also elect for the dividends to be taxed in Puerto Rico at the normal income tax rates applicable to individuals in the same way as Puerto Rico resident individuals. The 10% Puerto Rico income tax withheld is creditable against the normal income tax so determined by said individual shareholder. No 10% Puerto Rico income tax withholding will be made if such individual shareholder opts out of the 10% withholding tax by following the procedures described in “–Special Withholding Tax Considerations” below.

Individuals not citizens of the United States and not residents of Puerto Rico.    Dividends paid on the Series B Preferred Stock to any individual who is not a citizen of the United States and who is not a resident of Puerto Rico will generally be subject to a 10% tax which will be withheld at source by Popular, Inc.

Foreign corporations.    The income taxation of dividends paid on the Series B Preferred Stock to a foreign corporation will depend on whether or not the corporation is engaged in a trade or business in Puerto Rico.

A foreign corporation that is engaged in a trade or business in Puerto Rico will be subject to the normal corporate income tax rates applicable to Puerto Rico corporations on its net income that is effectively connected with the trade or business in Puerto Rico. This income will include net income from sources within Puerto Rico and certain items of net income from sources outside Puerto Rico that are effectively connected with the trade or business in Puerto Rico. Net income from sources within Puerto Rico will include dividends on the Series B Preferred Stock. A foreign corporation that is engaged in a trade or business in Puerto Rico will be entitled to claim the 85% dividend received deduction discussed above in connection with dividends received from Puerto Rico corporations.

In general, foreign corporations that are engaged in a trade or business in Puerto Rico are also subject to a 10% branch profits tax. However, dividends on the Series B Preferred Stock received by these corporations will be excluded from the computation of the branch profits tax liability of these corporations.

Taxation

A foreign corporation that is not engaged in a trade or business in Puerto Rico will be subject to a 10% withholding tax on dividends received on the Series B Preferred Stock.

Partnerships. Partnerships are generally taxed in the same manner as corporations. Accordingly, the preceding discussion with respect to Puerto Rico and foreign corporations is equally applicable in the case of most Puerto Rico and foreign partnerships, respectively.

Special Withholding Tax Considerations

By purchasing Series B Preferred Stock, investors will be agreeing that all dividends distributed to them will be subject to a 10% Puerto Rico income tax withholding at source. The 10% tax will be withheld at source unless your broker or other direct or indirect participant of DTC certifies to Popular, Inc. through DTC that either (i) the holder of the Series B Preferred Stock is not an individual, estate or trust, or (ii) the holder of the Series B Preferred Stock is an individual, estate or trust that has provided a written statement to the broker/dealer opting-out of such withholding. A United States citizen not resident of Puerto Rico must also timely file with the broker/dealer a withholding exemption certificate to the effect that the individual’s gross income from sources within Puerto Rico during the taxable year does not exceed $1,300 if single or $3,000 if married.

Taxation of Gains upon Sales or Exchanges Other than Redemptions

General.    The sale or exchange of Series B Preferred Stock will give rise to gain or loss equal to the difference between the amount realized on the sale or exchange and the tax basis of the Series B Preferred Stock in the hands of the holder. Any gain or loss that is required to be recognized will be a capital gain or loss if the Series B Preferred Stock is held as a capital asset by the holder and will be a long-term capital gain or loss if the stockholder’s holding period of the Series B Preferred Stock exceeds six months.

Individual Residents of Puerto Rico and Puerto Rico Corporations.    Gain on the sale or exchange of Series B Preferred Stock by an individual resident of Puerto Rico or a Puerto Rico corporation will generally be required to be recognized as gross income and will be subject to income tax. If the stockholder is an individual and the gain is a long-term capital gain, the gain will be taxable at a maximum rate of 10%. If the stockholder is a Puerto Rico corporation and the gain is a long-term capital gain, the gain will qualify for an alternative tax rate of 15%.

United States citizens not residents of Puerto Rico.    A United States citizen who is not a resident of Puerto Rico will not be subject to Puerto Rico income tax on the sale or exchange of Series B Preferred Stock if the gain resulting therefrom constitutes income from sources outside Puerto Rico. Generally, gain on the sale or exchange of Series B Preferred Stock will be considered to be income from sources outside Puerto Rico if all rights, title and interest in or to the Series B Preferred Stock are transferred outside Puerto Rico, and if the delivery or surrender of the instruments that evidence the Series B Preferred Stock is made to an office of a paying or exchange agent located outside Puerto Rico. If the gain resulting from the sale or exchange constitutes income from sources within Puerto Rico, an amount equal to 10% of the payments received will be withheld at the source; and if the gain constitutes a long-term capital gain, it will be subject to a tax at a maximum rate of 10%. The amount of tax withheld at source will be creditable against the shareholder’s Puerto Rico income tax liability.

Individuals not citizens of the United States and not residents of Puerto Rico.    An individual who is not a citizen of the United States and who is not a resident of Puerto Rico will be subject to the rules described above under “—United States Citizens Not Residents of Puerto Rico.” However, if the gain

Taxation

resulting from the sale or exchange of Series B Preferred Stock constitutes income from sources within Puerto Rico, an amount equal to 25% of the payments received will be withheld at the source; provided, that if the gain resulting from the sale or exchange represents a capital gain from sources within Puerto Rico, the individual will generally be subject to tax on this gain at a fixed rate of 29%. The amount of tax withheld at source will be creditable against the shareholder’s Puerto Rico income tax liability.

Foreign corporations.    A foreign corporation that is engaged in a trade or business in Puerto Rico will generally be subject to Puerto Rico corporate income tax on any gain realized on the sale or exchange of Series B Preferred Stock if the gain is (1) from sources within Puerto Rico, or (2) from sources outside Puerto Rico and effectively connected with a trade or business in Puerto Rico. Any such gain will qualify for an alternative tax of 15% if it qualifies as a long-term capital gain.

In general, foreign corporations that are engaged in a trade or business in Puerto Rico will also be subject to a 10% branch profits tax. In the computation of this tax, any gain realized by these corporations on the sale or exchange of Series B Preferred Stock and that is subject to Puerto Rico income tax will be taken into account. However, a deduction will be allowed in the computation for any income tax paid on the gain realized on the sale or exchange.

A foreign corporation that is not engaged in a trade or business in Puerto Rico will generally be subject to a corporate income tax rate of 29% on any capital gain realized on the sale or exchange of Series B Preferred Stock if the gain is from sources within Puerto Rico. Gain on the sale or exchange of Series B Preferred Stock will generally not be considered to be from sources within Puerto Rico if all rights, title and interest in or to the Series B Preferred Stock are transferred outside Puerto Rico, and if the delivery or surrender of the instruments that evidence the Series B Preferred Stock is made to an office of a paying or exchange agent located outside Puerto Rico. If the gain resulting from the sale or exchange constitutes income from sources within Puerto Rico, an amount equal to 25% of the payments received will be withheld at the source and be creditable against the shareholder’s Puerto Rico income tax liability. In the case of such foreign corporation, no income tax will be imposed if the gain constitutes income from sources outside Puerto Rico.

Partnerships.    Partnerships are generally taxed as corporations. Accordingly, the discussion with respect to Puerto Rico and foreign corporations is equally applicable to most Puerto Rico and foreign partnerships, respectively.

Taxation of Redemptions

A redemption of shares of the Series B Preferred Stock for cash will be treated as a distribution taxable as a dividend to the extent of Popular, Inc.’s current or accumulated earnings and profits if it is “essentially equivalent to a dividend.” Under regulations issued by the Puerto Rico Treasury Department (1) a redemption of stock that completely terminates a shareholder’s interest in a corporation does not constitute a dividend, and (2) certain pro rata redemptions among all the shareholders will be treated as a dividend. In situations not described by these regulations, the Puerto Rico Treasury Department will generally follow principles applied by the United States Internal Revenue Service under the United States Internal Revenue Code of 1986, in determining whether a distribution is essentially equivalent to a dividend. The Puerto Rico Treasury Department, however, is not bound by IRS determinations on this issue and is free to adopt a different rule.

If the redemption of the Series B Preferred Stock is not treated as a dividend, it will generally generate gain or loss that will be measured as provided above under “—Taxation of Gains upon Sales or Exchanges Other Than Redemptions” for a sale or exchange of Series B Preferred Stock. Gain on the

Taxation

redemption of Series B Preferred Stock will generally be recognized and will be subject to income tax. If the stockholder of the Series B Preferred Stock is an individual resident of Puerto Rico and the gain is a long-term capital gain, the gain will be taxable at a maximum rate of 10%. If the stockholder is a Puerto Rico corporation and the gain is a long-term capital gain, the gain will qualify for the alternative tax rate of 15%.

If the stockholder of the Series B Preferred Stock is an individual who is not a resident of Puerto Rico or a foreign corporation or foreign partnership, any gain realized by the holder on the redemption of the Series B Preferred Stock that is not taxable as a dividend may be subject to Puerto Rico income tax if the gain constitutes income from sources within Puerto Rico or is effectively connected with a trade or business conducted by the holder in Puerto Rico. The Puerto Rico income tax law does not clearly provide a source of income rule for a gain of this nature. As a result thereof, these prospective shareholders should be aware that a gain realized from a redemption of the Series B Preferred Stock may be subject to Puerto Rico income tax.

Estate and Gift Taxation.    The transfer of Series B Preferred Stock by inheritance by a decedent who was a resident of Puerto Rico at the time of his or her death will not be subject to estate tax if the decedent was a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. The transfer of Series B Preferred Stock by gift by an individual who is a resident of Puerto Rico at the time of the gift will not be subject to gift tax. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for Puerto Rico estate and gift tax purposes of the transfer of the Series B Preferred Stock by death or gift.

Municipal License Taxation.    Individuals and corporations that are not engaged in a trade or business in Puerto Rico will not be subject to municipal license tax on dividends paid on the Series B Preferred Stock or on any gain realized on the sale, exchange or redemption of the Series B Preferred Stock.

Individuals, residents or non residents, and corporations, Puerto Rico or foreign, that are engaged in a trade or business in Puerto Rico will generally be subject to municipal license tax on dividends paid on the Series B Preferred Stock and on the gain realized on the sale, exchange or redemption of the Series B Preferred Stock if the dividends or gain are attributable to that trade or business. The municipal license tax is imposed on the volume of business of the taxpayer, and the tax rates vary by municipalities with the maximum rate being 1.5% in the case of financial businesses and 0.5% for other businesses.

Property Taxation.    The Series B Preferred Stock will not be subject to Puerto Rico property tax.

UNITED STATES TAXATION

The following discussion is limited to the United States federal tax consequences of the ownership and disposition of the Series B Preferred Stock by U.S. Holders, as defined below, and corporations organized under the laws of Puerto Rico (“PR Corporations”). This discussion is based on the United States Internal Revenue Code of 1986 (the “Code”), existing and proposed regulations of the U.S. Department of the Treasury promulgated thereunder, administrative pronouncements and judicial decisions, all of which are subject to change, even with retroactive effect. This discussion deals only with Series B Preferred Stock held by initial purchasers as capital assets within the meaning of Section 1221 of the Code. It does not discuss all of the tax consequences that may be relevant to a purchaser in light of that person’s particular circumstances or to purchasers subject to special rules, such as entities that are taxed under the Code as partnerships, “Subchapter S Corporations,” life insurance companies, tax exempt entities, dealers in securities, financial institutions, or to persons whose functional currency is not the U.S. dollar.

Taxation

As used herein, the term “U.S. Holder” means a beneficial owner of Series B Preferred Stock that does not own directly, constructively or by attribution 10% or more of the voting stock of Popular, Inc. and is, for United States federal income tax purposes:

•	a citizen or resident of the United States,

•	a corporation organized under the laws of a state of the United States,

•	a corporation organized under the laws of the United States or of any political subdivision thereof,

•	an estate the income of which is subject to United States federal income taxation regardless of its source, or

•

a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States citizens or residents or a corporation or partnership organized under the laws of the United States or any of its states have the authority to control all substantial decisions of the trust.

The term “U.S. Holder” does not include individual Puerto Rico residents who are not citizens or residents of the United States nor does it include PR Corporations. As used herein, the term “Puerto Rico U.S. Holder” means an individual U.S. Holder who is a bona fide resident of Puerto Rico during the entire taxable year (or, in certain cases, a portion thereof) within the meaning of Sections 933 and 937 of the Code.

Ownership and Disposition of Series B Preferred Stock

Taxation of Dividends

General.    Under the source of income rules of the Code, dividends on the Series B Preferred Stock will constitute gross income from sources outside the United States if less than 25% of Popular, Inc.’s gross income on an ongoing basis is effectively connected with a trade or business in the United States. Since its incorporation in 1984, Popular, Inc. has not, nor does it expect in the future, that 25% or more of its gross income will be effectively connected with a trade or business in the United States. Accordingly, dividends on the Series B Preferred Stock distributed by Popular, Inc. will constitute gross income from sources outside the United States so long as Popular, Inc. continues to meet the gross income test described above.

U.S. Holders other than Puerto Rico U.S. Holders.    Subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions made with respect to the Series B Preferred Stock, including the amount of any Puerto Rico taxes withheld on the distribution, will be includable in the gross income of a U.S. Holder, other than a Puerto Rico U.S. Holder, as foreign source gross income to the extent the distributions are paid out of current or accumulated earnings and profits of Popular, Inc. as determined for United States federal income tax purposes. These dividends will not be eligible for the dividends received deduction generally allowed to U.S. Holders that are corporations. To the extent, if any, that the amount of any distribution by Popular, Inc. exceeds its current and accumulated earnings and profits as determined under United States federal income tax principles, it will be treated first as a tax-free return of the U.S. Holder’s tax basis in the Series B Preferred Stock and thereafter as gain on the sale or exchange of the Series B Preferred Stock.

Subject to certain conditions and limitations contained in the Code, any Puerto Rico income tax imposed on dividends distributed by Popular, Inc. in accordance with Puerto Rico income tax law will be eligible for credit against the U.S. Holder’s United States federal income tax liability. See “Puerto Rico Taxation—Ownership and Disposition of Series B Preferred Stock—Taxation of Dividends” above. For purposes of calculating a U.S. Holder’s United States foreign tax credit limitation, dividends distributed

Taxation

by Popular, Inc. will generally constitute foreign source “passive income” or, in the case of certain U.S. Holders (those predominantly engaged in the active conduct of a banking, financing or similar business), foreign source “general income.”

For noncorporate U.S. holders who are not Puerto Rico U.S. Holders, dividends paid in taxable years beginning before January 1, 2011 that constitute qualified dividend income will be taxable at a maximum tax rate of 15% provided that the shares are held for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date and meet other holding period requirements. Dividends paid with respect to the shares generally will be qualified dividend income.

Puerto Rico U.S. Holders.    In general, and subject to the discussion under “Passive Foreign Investment Company Rules” below, distributions of dividends made by Popular, Inc. on the Series B Preferred Stock to a Puerto Rico U.S. Holder will constitute gross income from sources within Puerto Rico, will not be includable in the stockholder’s gross income and will be exempt from United States federal income taxation. In addition, for United States federal income tax purposes, no deduction or credit will be allowed that is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income.

PR Corporations.    In general, distributions of dividends made by Popular, Inc. on the Series B Preferred Stock to a PR Corporation will not, in the hands of the PR Corporation, be subject to United States income tax if the dividends are not effectively connected with a United States trade or business of the PR Corporation and the PR Corporation is not treated as a domestic corporation for purposes of the Code. The Code provides special rules for PR Corporations that are “Controlled Foreign Corporations”, “Personal Holding Companies” or “Passive Foreign Investment Companies.”

Taxation of Capital Gains

U.S. Holders other than Puerto Rico U.S. Holders.    A U.S. Holder, other than a Puerto Rico U.S. Holder, will recognize gain or loss on the sale or other disposition of Series B Preferred Stock, including redemptions treated as sales or exchanges of the Series B Preferred Stock under Section 302 of the Code, in an amount equal to the difference between the amount realized on the sale or other disposition and the U.S. Holder’s adjusted tax basis in the Series B Preferred Stock. Subject to the discussion under “Passive Foreign Investment Company Rules” below, the gain or loss will be a capital gain or loss if the shares of Series B Preferred Stock are held as a capital asset. Capital gain of a noncorporate United States holder that is recognized in taxable years beginning before January 1, 2011 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year. Redemptions of the Series B Preferred Stock that are not treated as sales or exchanges under Section 302 of the Code will generally be subject to income tax under the Code as dividends to the extent of current and accumulated earnings and profits of Popular, Inc.

Gain recognized by a U.S. Holder on the sale or other disposition of Series B Preferred Stock generally will be treated as United States source income.

Puerto Rico U.S. Holders.    In general, and subject to the discussion under “Passive Foreign Investment Company Rules” below, gain from the sale or exchange of the Series B Preferred Stock, including redemptions treated as sales or exchanges of the Series B Preferred Stock under Section 302 of the Code, by a Puerto Rico U.S. Holder that is a resident of Puerto Rico for purposes of Section 865(g)(1) of the Code (1) will constitute income from sources within Puerto Rico, (2) will not be includable in said stockholder’s gross income, and (3) will be exempt from United States federal income taxation. Also, no deduction or credit will be allowed that is allocable to or chargeable against amounts so excluded from the Puerto Rico U.S. Holder’s gross income. Redemptions of the Series B Preferred Stock that are not

Taxation

treated as sales or exchanges under Section 302 of the Code will generally be treated under the Code as dividends to the extent of current and accumulated earnings and profits of Popular, Inc. and would be treated as described above under “—Taxation of Dividend Income—Puerto Rico U.S. Holders”.

PR Corporations.    In general, any gain derived by a PR Corporation from the sale or exchange of the Series B Preferred Stock will not, in the hands of the PR Corporation, be subject to United States income tax if the gain is not effectively connected with a United States trade or business of the PR Corporation and the PR Corporation is not treated as a domestic corporation for purposes of the Code. The Code provides special rules for PR Corporations that are “Controlled Foreign Corporations,” “Personal Holding Companies,” or “Passive Foreign Investment Companies.” Redemptions of the Series B Preferred Stock that are not treated as sales or exchanges under Section 302 of the Code will generally be treated under the Code as dividends to the extent of current and accumulated earnings and profits of Popular, Inc. and would be treated as described above under “—Taxation of Dividend Income—PR Corporations”.

Passive Foreign Investment Company Rules

The Code provides special rules for distributions received by U.S. Holders on stock of a Passive Foreign Investment Company (“PFIC”) as well as amounts received from the sale or other disposition of PFIC stock. For purposes of these rules pledges are considered dispositions.

Based upon certain proposed Treasury Regulations under the PFIC provisions of the Code (the “Proposed Regulations”), Popular, Inc. believes that it has not been a PFIC for any of its prior taxable years and expects to conduct its affairs in a manner so that it will not meet the criteria to be considered a PFIC in the foreseeable future. If, contrary to Popular, Inc.’s expectation, the Series B Preferred Stock were considered to be shares of a PFIC for any taxable year, a U.S. Holder would generally be subject to special rules, regardless of whether Popular, Inc. remains a PFIC, with respect to (1) any “excess distribution” by Popular, Inc. to the U.S. Holder, and (2) any gain realized on the sale, pledge or other disposition of Series B Preferred Stock. An “excess distribution” is, generally, any distributions received by the U.S. Holder on the Series B Preferred Stock in a taxable year that are greater than 125% of the average annual distributions received by the U.S. Holder in the three preceding taxable years, or the U.S. Holder’s holding period for the Series B Preferred Stock if shorter.

Under these rules, (1) the excess distribution or gain would be allocated ratably over the U.S. Holder’s holding period for the Series B Preferred Stock, (2) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which Popular, Inc. is a PFIC would be taxed as ordinary income, and (3) the amount allocated to each of the other taxable years would, with certain exceptions, be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed on the resulting tax attributable to each such year. Holders should note there is a possibility in such circumstances that they could be subject to tax without having received any corresponding income.

As an alternative to these rules, if Popular, Inc. were a PFIC, U.S. federal income tax law allows U.S. Holders to, in certain circumstances, elect a mark-to-market treatment with respect to their Series B Preferred Stock, provided that the Series B Preferred Stock will constitute “marketable stock” for purposes of these rules. U.S. federal income tax law also generally permits holders of stock in a PFIC to elect to treat the PFIC as a “qualified electing fund” as an alternative to the rules described above, but only if the corporation agrees to provide detailed financial information to the holders. As Popular, Inc. does not anticipate that it will be a PFIC, it does not plan on providing holders with this information.

Taxation

In general, the Proposed Regulations provide that Puerto Rico U.S. Holders would be subject to the rule described in (3) above only to the extent that any excess distribution or gain is allocated to a taxable year during which the individual held the Series B Preferred Stock and was not a bona fide resident of Puerto Rico during the entire taxable year within the meaning of Section 933 of the Code or, in certain cases, a portion thereof. The portion of the excess distribution or gain allocated to the current taxable year of the Puerto Rico U.S. Holders will not be subject to United States federal income taxation pursuant to Code Section 933.

Under current law, if Popular, Inc. is a PFIC in any year, a U.S. Holder who beneficially owns Series B Preferred Stock during that year must make an annual return on IRS Form 8621 that describes any distributions received from Popular, Inc. and any gain realized on the disposition of Series B Preferred Stock.

Information Reporting and Backup Withholding

U.S. Holders other than Puerto Rico U.S. Holders.    For noncorporate U.S. Holders (other than Puerto Rico U.S. Holders), information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to dividend payments or other taxable distributions made within the United States, and the payment of proceeds to holders from the sale of Series B Preferred Stock effected at a United States office of a broker.

Additionally, backup withholding may apply to such payments for noncorporate U.S. holders if: such holder fails to provide an accurate taxpayer identification number, or if Popular, Inc. is notified by the Internal Revenue Service that the holder has failed to report all interest and dividends required to be shown on federal income tax returns, or in certain circumstances, if the holder fails to comply with applicable certification requirements.

Estate and Gift Taxation

The transfer of Series B Preferred Stock by inheritance or gift from a decedent who was a resident of Puerto Rico at the time of his or her death or at the time of the gift will not be subject to U.S. federal estate and gift tax if the decedent was a citizen of the United States who acquired his or her citizenship solely by reason of birth or residence in Puerto Rico. Other individuals should consult their own tax advisors in order to determine the appropriate treatment for U.S. federal estate and gift tax purposes of the transfer of the Series B Preferred Stock by death or gift.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement (the “Underwriting Agreement”), Popular, Inc. has agreed to sell to each of the underwriters named below, and each of the underwriters severally has agreed to purchase from Popular, Inc., the aggregate number of shares of Series B Preferred Stock set forth opposite its name below.

Underwriters	Number of shares
UBS Financial Services Incorporated of Puerto Rico
Popular Securities, Inc.
Citigroup Global Markets Inc.
Total	14,000,000

Under the terms and conditions of the Underwriting Agreement, Popular, Inc. is obligated to sell, and the underwriters are obligated to purchase, all of the shares of Series B Preferred Stock shown in the table above, if any of the shares of Series B Preferred Stock are purchased.

The underwriters propose to offer the shares of Series B Preferred Stock to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to certain selected dealers at the public offering price less a concession not to exceed $             per share. After the offering to the public, the public offering price and the concession to selected dealers may be changed by the underwriters.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by Popular, Inc. as well as the proceeds received by Popular, Inc. from the offering, before deducting expenses.

	Per share	Total
Public offering price	$25.00	$350,000,000
Underwriting discounts and commissions
Proceeds, before expenses, to Popular, Inc.

Until the distribution of the Series B Preferred Stock is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriters to bid for and purchase the Series B Preferred Stock. As an exception to these rules, the underwriters may engage in certain transactions that stabilize the price of the Series B Preferred Stock. These transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Series B Preferred Stock.

If the underwriters create a short position in the Series B Preferred Stock in connection with the offering, i.e. if the underwriters sell more shares of Series B Preferred Stock than are set forth on the cover page of this prospectus supplement, they may reduce that short position by purchasing shares of Series B Preferred Stock in the open market.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of these purchases.

Popular, Inc. estimates that the total expenses of this offering, excluding underwriting discounts and commissions, will be $                    .

Underwriting

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus supplement.

A prospectus in electronic format may be made available on Internet websites maintained by one or more underwriters of this offering. Other than the prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by any underwriter is not part of this prospectus.

In connection with this offering, Popular, Inc. has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that the underwriters may be required to make in respect thereof.

Popular, Inc.’s intends to file an application with the Nasdaq Stock Market to list the Series B Preferred Stock under the symbol “BPOPP”. Trading of the Series B Preferred Stock on the Nasdaq Stock Market is expected to commence approximately 30 days after the initial delivery of the Series B Preferred Stock. Popular, Inc. has been advised by the underwriters that they intend to make a market in the Series B Preferred Stock prior to the commencement of trading. The underwriters will have no obligation to make a market in the Series B Preferred Stock, however, and may cease market making activities, if commenced, at any time.

Popular Securities, Inc. is a wholly-owned subsidiary of Popular, Inc. and subject to regulation by FINRA. Accordingly, the offering of the Series B Preferred Stock is being conducted in accordance with NASD Conduct Rule 2720. The underwriters have informed Popular, Inc. that, in accordance with the applicable provisions of NASD Conduct Rule 2720(c), they will not sell shares of the Series B Preferred Stock to accounts over which they exercise discretionary investing authority without the prior written authorization of the customer.

From time to time, the underwriters engage in transactions with Popular, Inc. and its subsidiaries in the ordinary course of business. The underwriters and their affiliates have in the past provided, and may in the future from time to time provide, investment banking and financial services to Popular, Inc. for which they have in the past received, and may in the future receive, customary fees and expenses.

Citigroup Global Markets Inc., which is an underwriter of this offering, also has been engaged by Popular, Inc. to act as its financial advisor.

Popular Securities may use this prospectus supplement and the accompanying prospectus in connection with offers and sales of the Series B Preferred Stock in the secondary market. Popular Securities may act as principal or agent in those transactions. Secondary market sales will be made at prices related to prevailing market prices at the time.

Validity of the Series B Preferred Stock

The validity of the shares of Series B Preferred Stock offered hereby will be passed upon for Popular, Inc. by Brunilda Santos de Alvarez, Esq., Executive Vice President and General Counsel to Popular, Inc., and Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Pietrantoni Méndez & Alvarez LLP, San Juan, Puerto Rico. As of the date of this prospectus supplement, Brunilda Santos de Alvarez, Esq. owns, directly or indirectly, 61,957 shares of common stock of Popular, Inc. pursuant to Popular, Inc.’s employee stock ownership plan and otherwise. She also held stock options to acquire 92,747 shares of common stock pursuant to Popular, Inc.’s stock option plan.

Experts

Experts

The consolidated financial statements of Popular, Inc. as of December 31, 2007 and 2006, and for each of the three years in the period ended December 31, 2007, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated into this prospectus supplement and into the accompanying prospectus by reference to Popular, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

POPULAR, INC.

Senior Debt Securities Subordinated Debt Securities of Popular International Bank, Inc., and Popular North America, Inc. Fully and unconditionally guaranteed as described herein by Popular, Inc.	Senior Debt Securities Subordinated Debt Securities Preferred Stock Common Stock Warrants Purchase Contracts Depositary Shares Units of Popular, Inc.	Capital Securities of Popular Capital Trust III and Popular Capital Trust IV Fully and unconditionally guaranteed as described herein by Popular, Inc.

Capital Securities

of

Popular North

America Capital

Trust II and

Popular North

America Capital

Trust III

Fully and

unconditionally

guaranteed as

described herein by

Popular North

America, Inc. and

Popular, Inc.

Popular, Inc. from time to time may offer to sell senior or subordinated debt securities, preferred stock, either separately or represented by depositary shares, common stock, warrants and purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and purchase contracts may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Popular, Inc. or debt or equity securities of one or more other entities. Popular, Inc.’s common stock is listed on the Nasdaq Stock Market and trades under the ticker symbol “BPOP”.

Popular Capital Trust III, Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III may offer and sell capital securities, in one or more offerings. Capital securities are preferred securities representing preferred beneficial interests in the applicable issuer trust.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated June 16, 2006

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC”, utilizing a shelf registration or continuous offering process. Under this shelf registration or continuous offering process, we or the trusts may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus gives you a general description of the securities that we or the trusts may offer. Each time we or the trusts sell securities, we or the trusts will provide a prospectus supplement containing specific information about the terms of the securities being offered. A prospectus supplement may include a discussion of any risk factors or other special considerations applicable to those securities or to us and may also include, if applicable, a discussion of material United States federal income tax considerations and considerations under the Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA”. A prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information”.

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s public reference room described under “Where You Can Find More Information”.

When you acquire any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and in the applicable prospectus supplement, including the information incorporated by reference herein and therein. Reference to a prospectus supplement means the prospectus supplement describing the specific terms of the securities you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified. Neither we nor the trusts, nor any underwriters or agents whom we may from time to time retain, have authorized anyone to provide you with different information. Neither we nor the trusts are offering the securities in any jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of these documents.

We or the trusts may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, we or the trusts may sell the securities directly or through dealers or agents designated from time to time. If we or the trusts, directly or through agents, solicit offers to purchase the securities, we and the trusts reserve the sole right to accept and, together with any agents, to reject, in whole or in part, any of those offers. In addition, selling securityholders may sell the securities on terms described in the applicable prospectus supplement.

Any prospectus supplement will contain the names of the underwriters, dealers or agents, if any, together with the terms of offering, the compensation of those underwriters and the net proceeds to us. Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to as the “Securities Act”.

References in this prospectus to the “Company”, “Popular”, “Popular, Inc”, “we”, “us” or “our” refer to Popular, Inc. and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$”.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(2)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006;

(3)	Current Reports on Form 8-K filed on March 15, 2006, April 28, 2006 and May 3, 2006;

(4)	All documents filed by the Company under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from Ileana González, Senior Vice President, Popular, Inc., P.O. Box 362708, San Juan, Puerto Rico 009396-2708.

We have not included or incorporated by reference in this prospectus any separate financial statements of the trusts. We do not believe that these financial statements would provide holders of preferred securities with any important information for the following reasons:

•	we will own all of the voting securities of the trusts;

•	the trusts do not and will not have any independent operations other than to issue securities and to purchase and hold our debt securities; and

•	we are fully and unconditionally guaranteeing the obligations of the trusts as described in this prospectus.

We do not expect that the trusts will be required to file information with the SEC on an ongoing basis for as long as we continue to file our information with the SEC.

NOTE REGARDING FORWARD-LOOKING STATEMENTS AND CERTAIN RISKS

Certain statements in this prospectus are “forward-looking” statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may relate to Popular’s financial condition, results of operations, plans, objectives, future performance and business, including, but not limited to, statements with respect to the adequacy of the allowance for loan losses, market risk and the impact of interest rate changes, capital adequacy and liquidity, and the effect of legal proceedings and new accounting standards on Popular’s financial condition and results of operations. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “continues,” “expect,” “estimate,” “intend,” “project” and similar expressions and future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may,” or similar expressions are generally intended to identify forward-looking statements.

These forward-looking statements involve certain risks, uncertainties, estimates and assumptions by management. Various factors, some of which are beyond Popular’s control, could cause actual results to differ materially from those contemplated by such forward-looking statements. Factors that might cause such a difference include, but are not limited to:

•	the rate of growth in the economy, as well as general business and economic conditions;

•	changes in interest rates, as well as the magnitude of such changes;

•	the fiscal and monetary policies of the federal government and its agencies;

•	the relative strength or weakness of the consumer and commercial credit sectors and of the real estate markets;

•	the performance of the stock and bond markets;

•	competition in the financial services industry;

•	possible legislative or regulatory changes; and

•	difficulties in combining the operations of acquired entities.

All forward-looking statements included in this prospectus are based upon information available to Popular as of the date of this document, and we assume no obligation to update or revise any such forward-looking statements.

POPULAR, INC.

Popular, Inc. is a diversified, publicly owned bank holding company, registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and, accordingly, subject to the supervision and regulation of the Board of Governors of the Federal Reserve System (“the Federal Reserve Board”). Popular, Inc. was incorporated in 1984 under the laws of the Commonwealth of Puerto Rico and is the largest financial institution based in Puerto Rico, with consolidated assets of $48.6 billion, total deposits of $23.4 billion and stockholders’ equity of $3.45 billion at March 31, 2006. At March 31, 2006, Popular, Inc. ranked 22nd in assets and 30rd in market value of its common stock among U.S. bank holding companies based on public information gathered and published by SNL Securities. Our executive offices are located at 209 Muñoz Rivera Avenue, Hato Rey, Puerto Rico 00918, and our telephone number is (787) 765-9800.

Banco Popular De Puerto Rico

Our principal bank subsidiary, Banco Popular de Puerto Rico (“Banco Popular” or the “Bank”), was organized in 1893 and is Puerto Rico’s largest bank with consolidated total assets of $26.1 billion, deposits of $15.0 billion and stockholder’s equity of $1.6 billion at March 31, 2006. The Bank accounted for 54% of the total consolidated assets of the Company at March 31, 2006. Banco Popular has the largest retail franchise in Puerto Rico, with 194 branches and over 580 automated teller machines, and has the largest trust operation in Puerto Rico. The Bank also operates seven branches in the U.S. Virgin Islands, one branch in the British Virgin Islands and one branch in New York. Banco Popular’s deposits are insured under the Bank Insurance Fund (“BIF”) of the Federal Deposit Insurance Corporation (the “FDIC”). Banco Popular has three subsidiaries, Popular Auto, Inc., Puerto Rico’s largest vehicle financing, leasing and daily rental company, Popular Finance, Inc., a small personal loan and mortgage company with 43 offices and seven mortgage centers in Puerto Rico, and Popular Mortgage, Inc., a mortgage loan company with 34 offices in Puerto Rico.

Other Principal Subsidiaries

We have three other principal subsidiaries: Popular Securities, Inc., Popular International Bank, Inc. (“PIB”) and EVERTEC, Inc. (formerly GM Group, Inc.).

POPULAR INTERNATIONAL BANK, INC.

PIB is a wholly owned subsidiary of the Popular, Inc. organized in 1992 that operates as an “international banking entity” under the International Banking Center Regulatory Act of Puerto Rico (the “IBC Act”). PIB is a registered bank holding company under the BHC Act and is principally engaged in providing managerial services to its subsidiaries.

Condensed consolidated financial information of Popular, Inc. with separate columns for Popular, Inc., Popular International Bank, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidated adjustments and the total consolidated amounts are included in the notes to Popular, Inc.’s consolidated financial statements that are incorporated by reference herein.

Popular International Bank, Inc.’s principal executive offices are located at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number is (787) 765-9800.

POPULAR NORTH AMERICA, INC.

Popular North America, Inc. (“PNA”), a wholly owned subsidiary of PIB and an indirect wholly owned subsidiary of Popular, Inc., was organized in 1991 under the laws of the State of Delaware and is a registered bank holding company under the BHC Act. PNA functions as a holding company for Popular, Inc.’s mainland

U.S. operations. As of December 31, 2005, PNA had six direct subsidiaries, all of which were wholly owned: Banco Popular North America (“BPNA”), a full service commercial bank incorporated in the State of New York; Popular Financial Holdings, Inc., a diversified consumer finance company; Popular Cash Express, Inc. (“PCE”), a retail financial services company; BanPonce Trust I and Popular North America Capital Trust I, statutory business trusts; and Banco Popular, National Association (“Banco Popular, N.A.”), a federally chartered national bank with its main office in Orlando, Florida.

Condensed consolidated financial information of Popular, Inc. with separate columns for Popular, Inc., Popular North America, Inc., other subsidiaries of Popular, Inc. on a combined basis, consolidated adjustments and the total consolidated amounts are included in the notes to Popular, Inc.’s consolidated financial statements that are incorporated by reference.

Popular North America, Inc.’s principal executive offices are located at 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918, and its telephone number is (787) 765-9800.

POPULAR AND POPULAR NORTH AMERICA CAPITAL TRUSTS

Popular Capital Trust III, Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III are statutory trusts formed under Delaware law by:

•	the execution of a declaration of trust and trust agreement by Popular or Popular North America, as depositor, and certain of the trustees of the trusts, and

•	the filing of a certificate of trust with the Secretary of State of the State of Delaware.

The capital securities offered hereby will constitute all of the capital securities of the trusts. Popular, or one of its affiliates, will acquire all of the common securities of the trusts.

Popular or one of its affiliates will pay all fees and expenses related to the trusts and the offering of the common securities and the capital securities.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Information About Our Debt Securities

Three different issuers may offer debt securities using this prospectus: Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. In this section, we use “we” when referring to the issuers collectively and “the issuer” when referring to the particular company that issues a particular debt security or series of debt securities.

As required by U.S. federal law for all debt securities of companies that are publicly offered, the debt securities issued under this prospectus are governed by documents called indentures. The indentures are contracts between us and J.P. Morgan Trust Company, National Association, which currently acts as trustee under each of the indentures. The trustee has two main roles:

•

First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described later under “— Default and Remedies”; and

•	Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt security to a new buyer if you sell and sending you notices.

The indentures permit us to issue different series of debt securities from time to time. We may issue debt securities in such amounts, at such times and on such terms as we wish. The debt securities will differ from one another in their terms.

Popular, Inc. may issue senior debt securities under an indenture dated as of February 15, 1995, as supplemented by the First Supplemental Indenture dated as of May 8, 1997 and as further supplemented by the Second Supplemental Indenture dated as of August 5, 1999, in each case between Popular, Inc. and the trustee. Popular, Inc. may issue subordinated debt securities under an indenture dated as of November 30, 1995 between Popular, Inc. and the trustee. Popular North America, Inc. may issue senior debt securities under an indenture dated as of October 1, 1991, as supplemented by the First Supplemental Indenture dated as of February 28, 1995, the Second Supplemental Indenture dated as of May 8, 1997 and the Third Supplemental Indenture dated as of August 5, 1999, in each case among Popular, Inc., Popular North America, Inc. and the trustee. If Popular International Bank, Inc. issues either senior or subordinated debt securities or if Popular North America, Inc. issues subordinated debt securities, it will enter into an appropriate indenture with a trustee.

The indentures mentioned in the previous paragraph are referred to collectively as the indentures. The debt securities issued under the indentures referred to in the previous paragraph are referred to collectively as the debt securities. The senior debt securities of Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. are referred to collectively as the senior debt securities and the subordinated debt securities of Popular, Inc., Popular International Bank, Inc. and Popular North America, Inc. are referred to collectively as the subordinated debt securities. A copy or form of each indenture is filed as an exhibit to the registration statement relating to the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the covenants contained in the indentures and the debt securities will not afford holders of the debt securities protection in the event of a recapitalization, restructuring or other highly leveraged transaction.

This section summarizes the material terms that will apply generally to a series of debt securities. Each particular debt security will have financial and other terms specific to it, and the specific terms of each debt security will be described in a prospectus supplement attached to the front of this prospectus. Those terms may vary from the terms described here. As you read this section, therefore, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue, nor do they limit the aggregate amount of any particular series. We have initially authorized the issuance of debt securities and preferred stock having an initial offering price no greater than $2,500,000,000, or an equivalent amount in any other currencies or composite currencies. We may, however, increase this authorized amount at any time without your consent.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “— Restrictive Covenants” below.

How the Debt Securities Rank Against Other Debt

Unless otherwise specified in the prospectus supplement, the debt securities will not be secured by any property or assets of the issuers. Thus, by owning a debt security, you are one of the unsecured creditors of the issuer of your debt security. The senior debt securities will not be subordinated to any of our other debt obligations. This means that in a bankruptcy or liquidation proceeding against the issuer, the senior debt securities would rank equally in right of payment with all other unsecured and unsubordinated indebtedness of the issuer. The subordinated debt securities may be subordinated to any of our other debt obligations as described in “— Special Terms Relating to the Subordinated Debt Securities” below.

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. The indentures and the debt securities are governed by New York law. A copy of each indenture or form of indenture has been filed with the SEC as part of our registration statement.

Because this section and your prospectus supplement provide only a summary, they do not describe every aspect of the indentures and your debt security. This summary is subject to and qualified in its entirety by reference to all the provisions of the indentures, including definitions of certain terms used in the indentures. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures. In this section, however, we describe the meaning for only the more important of those terms.

Features Common to All Debt Securities

Stated Maturity and Maturity

The day on which the principal amount of your debt security is scheduled to become due and payable is called the stated maturity of the principal and is specified in your prospectus supplement. The principal may become due sooner, by reason of redemption or acceleration after a default. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the dates when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Currency of Debt Securities

Amounts that become due and payable on your debt security will be payable in a currency, composite currency or basket of currencies specified in your prospectus supplement.

We call this currency, composite currency or basket of currencies a specified currency. The specified currency for your debt security will be U.S. dollars unless your prospectus supplement states otherwise. A specified currency may include the euro. Some debt securities may have different specified currencies for principal and interest.

You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to the dealer or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or between you and that dealer or dealers. We will make payments on your debt securities in the specified currency, except as otherwise described in your prospectus supplement.

Types of Debt Securities

We may issue the following types of debt securities:

•

Fixed Rate Debt Securities.    A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

•

Floating Rate Debt Securities.    A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be described in your prospectus supplement.

•

Indexed Debt Securities.    A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to one or more currencies, commodities or stocks, including baskets of stocks and stock indices, or to any other index described in the applicable prospectus supplement. If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. That value may fluctuate over time. Some indexed debt securities may also be exchangeable, at the option of the holder or the applicable issuer, into stock of an issuer other than the issuer of the indexed debt securities. If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to that index. If you purchase a security exchangeable into stock of an issuer other than the issuer of the indexed debt securities, your prospectus supplement will include information about the issuer and may also tell you where additional information about the issuer is available.

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity.

Information in your Prospectus Supplement

Your prospectus supplement will describe one or more of the following terms of your debt security:

•	the issuer of the series of debt securities;

•	the title of the series of debt securities;

•	the stated maturity;

•	whether your debt security is a senior or subordinated debt security;

•	the specified currency or currencies for principal and interest, if not U.S. dollars; and

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date.

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security, and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the rate at which your debt security will bear interest, if any, the regular record dates and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index, currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•

if your debt security is an indexed debt security, the principal amount the issuer will pay you at maturity, the amount of interest, if any, the issuer will pay you on an interest payment date or the formula the issuer will use to calculate these amounts, if any, and whether your debt security will be exchangeable for or payable in stock of an issuer other than the issuer of the indexed debt security or other property;

•

whether your debt security may be redeemed or repaid by the issuer at our or the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption or repayment commencement date, specific redemption or repayment date(s), redemption or repayment period(s) and redemption or repayment price(s), all of which we describe under “— Redemption and Repayment” below;

•	whether we will issue or make available your debt security in non-book-entry form;

•	the denominations in which securities will be issued (if other than integral multiples of U.S. $1,000); and

•	any other terms of your debt security that are consistent with the provisions of the indentures.

If you purchase your note in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which Popular Securities, Inc. or another of our affiliates resells a note that it has previously acquired from another holder. A market-making transaction in a particular note occurs after the original issuance and sale of the note.

Legal Ownership of Securities

Please note that in this prospectus, the term “holders” means those who own securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in securities registered in “street name” or in securities issued in book-entry form through The Depository Trust Company.

We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the holders of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form, which we refer to as book-entry securities, or in street name will be indirect owners.

Book-Entry Owners

Securities represented by one or more global securities are registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book- entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the indentures, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for book-entry securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants make these payments under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in global securities will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as debt securities are issued in global form, investors will be indirect owners, and not holders, of the securities. More information regarding the depositary, participants and indirect owners is described under “— Special Considerations for Global Debt Securities — Information Relating to DTC”.

Street Name Owners

We may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name”. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holder’s consent, if ever required;

•	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Legal Holders

Our obligations, as well as the obligations of the trustee and those of any third parties employed by us or the trustee, run only to the holders of securities. We do not have obligations to investors who hold beneficial interests in street name, in global securities or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we issue the securities only in global form.

For example, once we make payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indentures or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the securities. Whether and how the holders contact the indirect owners is up to the holders.

What Is a Global Debt Security?

We may issue each debt security only in book-entry form. Each debt security issued in book-entry form will be represented by a global debt security that we will deposit with and register in the name of a financial institution, or its nominee, that we select. The financial institution that we select for this purpose is called the depositary. Unless we say otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global debt security may represent one or any other number of individual debt securities. Generally, all debt securities represented by the same global debt security will have the same terms. We may, however, issue a global debt security that represents multiple debt securities that have different terms and are issued at different times. We call this kind of global debt security a master global debt security.

A global debt security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global debt security, and investors will be permitted to own only beneficial interests in a global debt security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose debt security is represented by a global debt security will not be a legal holder of the debt security, but only an indirect owner of a beneficial interest in the global debt security.

If the prospectus supplement for a particular debt security indicates that the debt security will be issued in “global form only”, then the debt security will be represented by a global debt security at all times unless and until the global debt security is terminated under one of the special situations described below under “— Special Considerations for Global Debt Securities — Special Situations When a Global Debt Security Will Be Terminated”. The global debt security may be a master global debt security, although your prospectus supplement will not indicate whether it is a master global debt security.

Special Considerations for Global Debt Securities

As an indirect owner, an investor’s rights relating to a global debt security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize this type of investor as a legal holder of debt securities and instead deal only with the depositary, or its nominee, that holds the global debt security.

If debt securities are issued only in the form of a global debt security, an investor should be aware of the following:

•

An investor cannot get the debt securities registered in his or her own name and cannot get non-global certificates for his or her interest in the debt securities, except in the special situations we describe below;

•

An investor will be an indirect owner and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Legal Ownership of Securities” above;

•	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to the investor’s interest in a global debt security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global debt security. We and the trustee also do not supervise the depositary in any way;

•

The depositary may require that those who purchase and sell interests in a global debt security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global debt securities, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Information Relating to DTC

DTC will act as securities depository for the book-entry securities. The book-entry securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee). One fully registered global debt security will be issued for each issue of book-entry securities, each in the aggregate principal amount of that issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one global debt security will be issued with respect to each $500,000,000 of principal amount and an additional global debt security will be issued with respect to any remaining principal amount of that issue.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants of DTC include securities brokers and dealers (including the agents), banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to DTC’s system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Purchases of book-entry securities under DTC’s system must be made by or through direct participants, which will receive a credit for the book-entry securities on DTC’s records. The ownership interest of each actual purchaser of each book-entry note represented by a global debt security, which we refer to as an indirect owner, is in turn to be recorded on the records of direct participants and indirect participants. Indirect owners will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such indirect owners entered into the transaction. Transfers of ownership interests in a global debt security representing book-entry securities are to be accomplished by entries made on the books of participants acting on behalf of indirect owners. Indirect owners of a global debt security representing book-entry securities will not receive non-global certificates representing their ownership interests in the book-entry securities, except if use of the book-entry system for the book-entry securities is discontinued.

To facilitate subsequent transfers, all global debt securities representing book-entry securities which are deposited with, or on behalf of, DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of global debt securities with, or on behalf of, DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual indirect owners of the global debt securities representing the book-entry securities; DTC’s records reflect only the identity of the direct participants to whose accounts the book-entry securities are credited, which may or may not be the indirect owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to indirect owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the global debt securities representing the book-entry securities. Under its usual procedures, DTC mails an omnibus proxy to a company as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the book-entry securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest, if any, payments on the global debt securities representing the book-entry securities will be made in immediately available funds to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on that date. Payments by participants to indirect owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of those participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to DTC is the responsibility of the issuer and the trustee, disbursement of the payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the indirect owners will be the responsibility of direct participants and indirect participants.

If applicable, redemption notices will be sent to Cede & Co. If less than all of the book-entry securities of like tenor and terms are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

An indirect owner will give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the trustee, and will effect delivery of the book-entry securities by causing the direct participant to transfer the participant’s interest in the global debt security or securities representing the book-entry securities, on DTC’s records, to the trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global debt security or securities representing the book-entry securities are transferred by direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository with respect to the book-entry securities at any time by giving reasonable notice to us or the trustee. Under these circumstances, if a successor securities depository is not obtained, non-global certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, non-global certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but neither we nor any agent takes any responsibility for the accuracy of this information.

Special Situations When a Global Debt Security Will Be Terminated

In a few special situations described below, a global debt security will be terminated and interests in it will be exchanged for certificates in non-global form representing the debt securities it represented. After that exchange, the choice of whether to hold the debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global debt security transferred on termination to their own names, so that they will be legal holders. We have described the rights of holders and street name investors above under “— Legal Ownership of Securities”.

The special situations for termination of a global debt security are:

•

when the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global debt security and we do not appoint another institution to act as depositary within 60 days;

•	when we notify the trustee that we wish to terminate that global debt security; or

•

when an event of default has occurred with regard to debt securities represented by that global debt security and has not been cured or waived; we discuss defaults below under “— Default and Remedies”.

When a global debt security is terminated, only the depositary, and not we or the trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global debt security will be registered and, therefore, who will be the holders of those debt securities.

Notices

Notices to be given to holders of a global note will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of notes not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

IN THE REMAINDER OF THIS DESCRIPTION “YOU” MEANS DIRECT HOLDERS AND NOT BOOK ENTRY, STREET NAME OR OTHER INDIRECT OWNERS OF DEBT SECURITIES.

Form, Exchange, Registration and Transfer

Debt securities may be issued:

•	only in fully registered form; and

•	without interest coupons.

Holders may exchange their non-global debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange”.

Holders may exchange or transfer their certificated debt securities at the office of the trustee. We will initially appoint the trustee to act as our agent for registering debt securities in the names of holders and transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also perform transfers.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any debt securities are redeemable and we redeem less than all those debt securities, we may prohibit the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection because it will be the sole holder of the debt security.

Payment and Paying Agent

The issuer will only be required to make payment of the principal on a debt security if you surrender the debt security to the paying agent for that debt security. The issuer will only be required to make payment of principal and interest at the office of the paying agent, except that at its option, it may pay interest by mailing a check to the holder. Unless we indicate otherwise in the applicable prospectus supplement, the issuer will pay interest to the person who is the holder at the close of business on the record date for that interest payment, even if that person no longer owns the debt security on the interest payment date.

We will specify in the applicable prospectus supplement the regular record date relating to an interest payment date for any fixed rate debt security and for any floating rate debt security.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the indentures as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day unless the applicable prospectus supplement specifies otherwise.

Paying Agent

We will specify the paying agent for payments with respect to debt securities of each series of debt securities in the applicable prospectus supplement. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we must maintain a paying agent in each place of payment for each series of debt securities.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to the issuer (or any guarantor) for payment and not to the trustee, any other paying agent or anyone else.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, except as described below, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which will be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

In the event that we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. Notice of this redemption will be mailed to holders at the address that appears on the register of the redeemed debt securities.

If a debt security represented by a global debt security is repayable at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the rights to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

If the option of the holder to elect repayment as described above is deemed to be a “tender offer” within the meaning of Rule 14e-1 under the Securities Exchange Act of 1934, we will comply with Rule 14e-1 as then in effect to the extent applicable.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

A change in law, regulation or interpretation could oblige Popular, Inc. or Popular International Bank, Inc. to pay the additional amounts that are discussed in “— Taxation by the Commonwealth of Puerto Rico” below. If this happens, we will have the option of redeeming or repaying an entire series of the debt securities at our discretion after giving between 30 and 60 days’ notice to the holders at a redemption price of 100% of the principal amount of the notes with the accrued interest to the redemption date, or another redemption price specified in the applicable prospectus supplement.

Mergers and Similar Transactions

Each issuer is generally permitted to merge or consolidate with another entity. Each issuer is also permitted to sell its assets substantially as an entirety to another firm. An issuer may not take any of these actions, however, unless all the following conditions are met:

•	If the successor firm in the transaction is not the applicable issuer, the successor firm must expressly assume that issuer’s obligations under the debt securities, the guarantees and the indentures.

•

Immediately after the transaction, no default under the indentures or debt securities of that issuer has occurred and is continuing. For this purpose, “default under the indentures or debt securities” means an event of default or any event that would be an event of default if the requirements for giving us default notice and for the issuer’s default having to continue for a specific period of time were disregarded. We describe these matters below under “— Default and Remedies”.

These conditions will apply only if an issuer wishes to merge, consolidate or sell its assets substantially as an entirety. An issuer will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which it acquires the stock or assets of another firm, any transaction that involves a change of control of it but in which it does not merge or consolidate and any asset sale that does not constitute a sale of its assets substantially as an entirety.

The meaning of the phrase “substantially as an entirety” as used above will be interpreted in connection with the facts and circumstances of the subject transaction and is subject to judicial interpretation. Accordingly, in certain circumstances, there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of the assets of the issuer substantially as an entirety.

Restrictive Covenants

In the senior indentures, Popular, Inc. promises not to sell, transfer or otherwise dispose of any voting stock of Banco Popular or permit Banco Popular to issue, sell or otherwise dispose of any of its voting stock, unless, after giving effect to the transaction, Banco Popular, Inc. remains a controlled subsidiary (as defined below), except as provided above under “— Mergers and Similar Transactions”.

In addition, Popular, Inc. may not permit Banco Popular to:

•	merge or consolidate, unless the survivor is a controlled subsidiary, or

•	convey or transfer its properties and assets substantially as an entirety, except to a controlled subsidiary.

The senior indentures define “voting stock” as the stock of the class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of a corporation. Stock that may vote only if an event occurs that is beyond the control of its holders is not considered voting stock under the senior indentures, whether or not the event has happened. “Controlled subsidiary” means any corporation of which an issuer owns more than 80% of the outstanding voting stock.

Popular, Inc. also promises in the senior indentures not to, nor to permit any material banking subsidiary to, create, incur or permit to exist any indebtedness for borrowed money secured by a lien or other encumbrance on the voting stock of any material banking subsidiary unless Popular, Inc.’s senior debt securities, Popular, Inc.’s guarantees of Popular North America, Inc.’s senior debt securities and, at Popular, Inc.’s discretion, any other indebtedness with a right of payment equal to Popular, Inc.’s senior debt securities and Popular, Inc.’s guarantees of Popular North America, Inc.’s senior debt securities are secured on an equal basis. “Material banking subsidiary” means any controlled subsidiary chartered as a banking corporation under federal, state or Puerto Rico law that is a significant subsidiary of Popular, Inc. as defined in Rule 1-02 of Regulation S-X of the SEC. As of the date of this prospectus, Banco Popular de Puerto Rico and Banco Popular North America are the only material banking subsidiaries of Popular, Inc.

Liens imposed to secure taxes, assessments or governmental charges or levies are not restricted, however, provided they are:

•	not then due or delinquent;

•	being contested in good faith;

•	are less than $10,000,000 in amount;

•	the result of any litigation or legal proceeding which is currently being contested in good faith or which involves claims of less than $10,000,000; or

•	deposits to secure surety, stay, appeal or customs bonds.

The subordinated indentures do not contain similar restrictions.

Default and Remedies

Every year each issuer is required to send the trustee for its debt securities a report on its performance of its obligations under the senior indentures and the subordinated indentures and on any default. You will have special rights if an event of default with respect to your senior debt security occurs and is not cured, as described in this subsection.

Events of Default

Senior Indentures. With respect to your senior debt security, the term “event of default” means any of the following:

•	The issuer does not pay the principal or any premium, if any, on any senior debt security of that issuer on its due date;

•	The issuer does not pay interest on any senior debt security of that issuer within 30 days after its due date;

•	The issuer does not deposit a sinking fund payment with regard to any senior debt security of that issuer on its due date, but only if the payment is required in the applicable prospectus supplement;

•

The issuer remains in breach of its covenants described under “— Restrictive Covenants” above, or any other covenant it makes in the senior indentures for the benefit of the debt securities of that issuer, for 60 days after it receives a notice of default stating that it is in breach. However, the breach of a covenant that the senior indentures expressly impose only on a different series of senior debt securities than the series of which your senior debt security is a part will not be an event of default with respect to your senior debt security;

•

The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer defaults under borrowed money debt (see below) totaling in excess of $10,000,000, its obligation to repay that debt is accelerated by our lenders and its repayment obligation remains accelerated, unless the debt is paid, the default is cured or waived or the acceleration is rescinded within 30 days after it receives a notice of default;

•

The issuer, the guarantor (when other than the issuer) or any material banking subsidiary of the issuer files for bankruptcy, or other events of bankruptcy, insolvency or reorganization relating to an issuer, the guarantor (when other than the issuer) or material banking subsidiary of the issuer occur; or

•	If your prospectus supplement states that any additional event of default applies to your senior debt security, that event of default occurs.

However, a notice of default as described in the fourth and fifth bullet points above must be sent by the trustee or the holders of at least 25% of the principal amount of senior debt securities of the series for those events to be events of default.

“Borrowed money debt” means any of the issuer’s indebtedness for borrowed money or the indebtedness of a material banking subsidiary of the issuer, other than the series of which your senior debt security is a part.

The trustee shall give notice of any default, but notice of a default with respect to a covenant as described in the fourth bullet point above will not be given until at least 30 days after it occurs.

Subordinated Indentures.    With respect to your subordinated debt security, the term “event of default” means that a filing for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer occurs. The subordinated indentures do not provide for any right of acceleration of the payment of principal upon a default in the payment of principal, premium or interest or in the performance of any covenant or agreement on a series of subordinated debt securities or on the subordinated indentures.

Remedies If an Event of Default Occurs

Under certain circumstances, the holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all the debt securities of that series. If this happens, the default will be treated as if it had not occurred.

Senior Indentures.    If an event of default on the senior debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the entire principal amount of the senior debt securities of that series to be due immediately.

This situation is called an “acceleration of the maturity” of the senior debt securities. If the maturity of any senior debt securities of any series is accelerated, the holders of a majority in principal amount of the senior debt securities of that series affected by the acceleration may cancel the acceleration for all of those senior debt securities if the issuer has paid all amounts due with respect to those securities, other than amounts due because of the acceleration of the maturity, and all events of default, other than nonpayment of their accelerated principal, have been cured or waived.

Subordinated Indentures.    If an event of default on the subordinated debt securities of any series has occurred and has not been cured or waived, the trustee or the holders of at least 25% in principal amount of the outstanding subordinated debt securities of that series may declare the entire principal amount of that series of subordinated debt securities to be due immediately. This situation is called an acceleration of the maturity of those subordinated debt securities. If the maturity of any subordinated debt securities of any series is accelerated, the holders of at least a majority in principal amount of the subordinated debt securities of that series affected by the acceleration may cancel the acceleration for all the affected subordinated debt securities.

Trustee’s Indemnity

If an event of default on any series of debt securities occurs, the trustee for those securities will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under any of the indentures at the request of any holders unless the holders of that series offer the trustee reasonable protection from expenses and liability. This is called an “indemnity”. If reasonable indemnity is provided, the holders of a majority in principal amount of all of the outstanding debt securities of that series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders of that series may also direct the trustee in performing any other action under the indenture with respect to the debt securities of that series.

Before you can bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to your debt securities, the following must occur:

•	You must give the trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived;

•

The holders of not less than 25% in principal amount of all debt securities of that series must make a written request that the trustee take action because of the default, and they or you must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

•

During those 60 days, the holders of a majority in principal amount of the debt securities of that series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Modification and Waiver of the Indentures

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of this type of change:

•	change the stated maturity for any principal or interest on a debt security;

•

reduce the principal amount, the amount of principal of an original issue discount security payable on acceleration of the maturity after a default, the interest rate or the redemption price of a debt security;

•	change the currency of any payment on a debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on its debt security;

•	reduce the percentage in principal amount of the debt securities of any series of debt securities, the approval of whose holders is needed to change the indentures;

•

reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to modify or amend the indenture or waive an issuer’s compliance with the indenture or to waive defaults;

•	modify the subordination provision of the subordinated indentures, unless the change would not adversely affect the interests of the holders of that series of debt securities; and

•

in the case of Popular North America, Inc.’s and Popular International Bank’s indentures, modify the terms and conditions of the guarantor’s obligations regarding the due and punctual payment of principal or any premium, interest, additional amounts we describe below under “— Taxation by the Commonwealth of Puerto Rico” or sinking fund payment.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of debt securities. This type is limited to clarifications and changes that would not adversely affect the interests of the holders of the debt securities in any material respect, nor do we need your consent to make changes that affect only other debt securities to be issued after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities or series of debt securities. In those cases, we do not need to obtain the approval of the holder of that debt security; we need only obtain any required approvals from the holders of the affected debt securities or other debt securities.

Changes Requiring Majority Approval

Any other changes to the indentures and the debt securities would require the following approval:

•	If the change affects only one series of debt securities, it must be approved by the holders of at least a majority in principal amount of that series.

•

If the change affects more than one series of debt securities, it must be approved by the holders of at least a majority in principal amount of each series of the particular issuer’s debt securities affected by the change.

In each case, the required approval may be given by written consent.

The approval of at least a majority in principal amount of the debt securities of each affected series of an issuer would be required for the issuer to obtain a waiver of any of its covenants in the indentures. The covenants include the promises about merging and putting liens on the issuer’s interests, which we describe above under “— Mergers and Similar Transactions” and “— Restrictive Covenants”. If the required holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Your Approval”, unless that holder approves the waiver.

Book-entry, street name and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indentures or the debt securities or request a waiver.

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal amount to attribute to a debt security:

•

For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of those debt securities were accelerated to that date because of a default.

•

For debt securities whose principal amount is not known, for example, because it is based on an index, we will use a special rule for that debt security determined by our board of directors or described in the prospectus supplement.

•	For debt securities denominated in one or more foreign currencies or composite currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore will not be eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the indenture.

Taxation by the Commonwealth of Puerto Rico

We will not withhold or deduct any present or future taxes, duties, assessments or governmental charges that are imposed or levied by or on behalf of Puerto Rico or by or with any district, municipality or other political subdivision of Puerto Rico from payments to holders of the debt securities and all payments made under the guarantees unless the law requires us to withhold or deduct these taxes, duties, assessments or governmental charges.

In the event that law requires the issuer to deduct or withhold any amounts in respect of these taxes, duties, assessments or governmental charges, the issuer will pay these additional amounts of principal, premium and interest (after deduction of these taxes, duties, assessments or governmental charges) in the payment to the holders of the debt securities, of the amounts which we would otherwise have paid in respect to the debt securities in the absence of deductions or withholding, which we refer to as additional amounts, except that we will not pay any additional amounts:

•

to a holder of a debt security or an interest in or rights in a debt security where deduction or withholding is required because the holder has some connection with Puerto Rico or any political subdivision or taxing authority of Puerto Rico or any political subdivision other than the mere holding of and payment in respect of the debt security;

•

to a holder of a debt security when any deduction or withholding would not have been required but for the holder’s presentation for payment on a date more than 30 days after maturity or the date on which payment is duly provided for, whichever occurs later; or

•

to a holder when any deduction or withholding would not have been required but for the holder’s failure to comply with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with Puerto Rico, or any political subdivision or taxing authority of Puerto Rico if law requires compliance as a precondition to exemption from deduction or withholding.

Special Terms Relating to the Subordinated Debt Securities

Unless otherwise indicated in the applicable prospectus supplement, the following provisions apply to the subordinated debt securities and Popular, Inc.’s guarantees of the subordinated debt securities of Popular International Bank, Inc. and Popular North America, Inc.

The right of a holder of subordinated debt securities to payment from any distribution of an issuer’s assets resulting from any dissolution, winding up, liquidation, bankruptcy or reorganization of the issuer are subordinated to the prior right to payment in full of all of that issuer’s senior indebtedness (as defined below). The issuer’s obligation to make payments on the subordinated debt securities will not otherwise be affected. No payment on the issuer’s subordinated debt securities may be made during a default on any senior indebtedness of the issuer. Because the subordinated debt securities are subordinated in right of payment to any senior indebtedness of the issuer, in the event of a distribution of assets upon insolvency, some of the issuer’s creditors may recover more, ratably, than holders of subordinated debt securities of the issuer.

In addition, any amounts of cash, property or securities available after satisfaction of the rights to payment of senior indebtedness will be applied first to pay for the full payment of the issuer’s other financial obligations (as defined below) before any payment will be made to holders of the subordinated debt securities. If the maturity of any subordinated debt securities is accelerated, all senior indebtedness of the issuer would have to be repaid before any payment could be made to holders of the issuer’s subordinated debt securities. Because of this subordination, if an issuer becomes insolvent, its creditors who are not holders of senior indebtedness or subordinated debt securities may recover ratably less than holders of its senior indebtedness and may recover ratably more than holders of its subordinated debt securities.

“Senior indebtedness” of an issuer means an issuer’s indebtedness for money borrowed, except indebtedness that by its terms is not superior in right of payment to the subordinated debt securities.

“Other financial obligations” of an issuer are defined in the subordinated indenture of that issuer to mean obligations of that issuer to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts,

•	derivative instruments or

•	similar financial instruments.

Other financial obligations shall not include:

•	obligations on account of an issuer’s senior indebtedness and

•	obligations on account of indebtedness for money borrowed ranking equally in their priority of claim to payment with or subordinate to the claim of subordinated debt securities.

As of March 31, 2006, Popular, Inc. had $20.0 billion principal amount of senior indebtedness, which includes $3.0 billion in senior indebtedness of Popular North America, Inc. and $643 million in repurchase agreements of Popular Securities, Inc. that are guaranteed by Popular, Inc. and no senior indebtedness of Popular International Bank, Inc. Also, Popular, Inc. has $3.8 million in other financial obligations. Also, Popular, Inc. fully and unconditionally guaranteed $824 million of capital securities issued by four wholly-owned issuing trust that are not consolidated based on FIN No. 46R. Popular North America, Inc. had $3.2 billion principal amount of senior indebtedness and Popular International Bank, Inc. had no senior indebtedness and no other financial obligations.

Popular, Inc.’s Guarantee

Popular, Inc. will guarantee punctual payment on the Popular International Bank, Inc. and Popular North America, Inc. senior debt securities, when and as payments are due and payable. Popular, Inc.’s guarantee is absolute and unconditional, without regard for any circumstance that might otherwise constitute a legal or equitable discharge of a surety or guarantor. A guarantee executed by Popular, Inc. will evidence the guarantee and will appear on each Popular International Bank, Inc. and Popular North America senior debt security. Holders of the Popular International Bank, Inc. and Popular North America senior debt securities may proceed directly against Popular, Inc. in the event of default under the Popular International Bank, Inc. and Popular North America senior debt securities without first proceeding against Popular International Bank, Inc. or Popular North America, Inc. The guarantees will rank equally in right of payment with all other unsecured and unsubordinated obligations of Popular, Inc.

Popular, Inc. will guarantee the punctual payment of rights of payment under the Popular International Bank, Inc. and Popular North America subordinated debt securities on a subordinated basis and otherwise on the same terms as the Popular International Bank, Inc. and Popular North America senior debt securities.

Junior Subordinated Debt Securities

This section describes the general terms and provisions of our junior subordinated debt securities. The applicable prospectus supplement will describe the terms of the series of junior subordinated debt securities, which are sometimes referred to in this prospectus as “debt securities,” offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities. Unless otherwise stated in the applicable prospectus supplement, the junior subordinated debt securities will be issued under a junior subordinated indenture, which is sometimes referred to in this prospectus as an “indenture,” dated as of October 1, 2003, between us and J.P. Morgan Trust Company, National Association (formerly Bank One Trust Company, N.A.), as junior subordinated trustee.

We have summarized the material terms and provisions of the junior subordinated indenture in this section. We have also incorporated by reference the junior subordinated indenture as an exhibit to the registration statement. You should read the junior subordinated indenture for additional information before you purchase any trust preferred securities. The summary that follows includes references to section numbers of the junior subordinated indenture so that you can more easily locate these provisions.

General

The junior subordinated debt securities will be our direct unsecured obligations. The junior subordinated indenture does not limit the principal amount of junior subordinated debt securities that we may issue. The junior subordinated indenture permits us to issue junior subordinated debt securities from time to time and junior subordinated debt securities issued under such indenture will be issued as part of a series that has been established by us under such indenture.

The junior subordinated debt securities will be unsecured and will rank equally with all of our other junior subordinated debt securities and, together with such other junior subordinated debt securities, will be subordinated to all of our existing and future Senior Debt. See “— Subordination” below.

The junior subordinated debt securities are our unsecured junior subordinated debt securities, but our assets consist primarily of equity in our subsidiaries. As a result, our ability to make payments on our junior subordinated debt securities depends on our receipt of dividends, loan payments and other funds from our subsidiaries. In addition, if any of our subsidiaries becomes insolvent, the direct creditors of that subsidiary will have a prior claim on its assets. Our rights and the rights of our creditors will be subject to that prior claim, unless we are also a direct creditor of that subsidiary. This subordination of creditors of a parent company to prior claims of creditors of its subsidiaries is commonly referred to as structural subordination.

A prospectus supplement relating to a series of junior subordinated debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title and type of the debt securities;

•	any limit on the total principal amount of the debt securities of that series;

•	the price at which the debt securities will be issued;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	the maturity date or dates of the debt securities or the method by which those dates can be determined;

•	if the debt securities will bear interest:

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the date from which interest will accrue;

•	the record and interest payment dates for the debt securities;

•	the first interest payment date; and

•	any circumstances under which we may defer interest payments;

•	the place or places where:

•	we can make payments on the debt securities;

•	the debt securities can be surrendered for registration of transfer or exchange; and

•	notices and demands can be given to us relating to the debt securities and under the indenture;

•	any optional redemption provisions that would permit us or the holders of debt securities to elect redemption of the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•

whether the debt securities will be convertible into shares of common stock, shares of preferred stock or depositary shares and, if so, the terms and conditions of any such conversion, and, if convertible into shares of preferred stock or depositary shares, the terms of such preferred stock or depositary shares;

•	if the debt securities will be issued in bearer form, the terms and provisions contained in the bearer securities and in the indenture specifically relating to the bearer securities;

•	the currency or currencies in which the debt securities will be denominated and payable, if other than U.S. dollars and, if a composite currency, any special provisions relating thereto;

•	any circumstances under which the debt securities may be paid in a currency other than the currency in which the debt securities are denominated and any provisions relating thereto;

•	whether the provisions described below under “— Defeasance and Discharge” apply to the debt securities;

•

any events of default which will apply to the debt securities in addition to those contained in the indenture and any events of default contained in the indenture which will not apply to the debt securities;

•	any additions or changes to or deletions of the covenants contained in the indenture and the ability, if any, of the holders to waive our compliance with those additional or changed covenants;

•

whether all or part of the debt securities will be issued in whole or in part as temporary or permanent global securities and, if so, the depositary for those global securities and a description of any book-entry procedures relating to the global securities — a “global security” is a debt security that we issue in accordance with the junior subordinated indenture to represent all or part of a series of debt securities;

•

if we issue temporary global securities, any special provisions dealing with the payment of interest and any terms relating to the ability to exchange interests in a temporary global security for interests in a permanent global security or for definitive debt securities;

•	the identity of the security registrar and paying agent for the debt securities if other than the junior subordinated trustee;

•	any special tax implications of the debt securities;

•	any special provisions relating to the payment of any additional amounts on the debt securities;

•	the terms of any securities being offered together with or separately from the debt securities;

•	the terms and conditions of any obligation or right of Popular or a holder to convert or exchange the debt securities into trust preferred securities or other securities; and

•	any other terms of the debt securities.

When we use the term “holder” in this prospectus with respect to a registered debt security, we mean the person in whose name such debt security is registered in the security register.

Additional Sums

If a trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, any political subdivision thereof or Puerto Rico or any other taxing authority of the United States or Puerto Rico, then we will be required to pay additional sums on the related junior subordinated debt securities. The amount of any additional sum will be an amount sufficient so that the net amounts received and retained by such trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts that such trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been in if it did not have to pay such taxes, duties, assessments or other charges.

Payment; Exchange; Transfer

We will designate a place of payment where holders can receive payment of the principal of and any premium and interest on the junior subordinated debt securities. Even though we will designate a place of payment, we may elect to pay any interest on the junior subordinated debt securities by mailing a check to the person listed as the owner of the junior subordinated debt securities in the security register or by wire transfer to an account designated by that person in writing not less than ten days before the date of the interest payment. Unless we state otherwise in the applicable prospectus supplement, we will pay interest on a junior subordinated debt security:

•	on an interest payment date, to the person in whose name that junior subordinated debt security is registered at the close of business on the record date relating to that interest payment date; and

•	on the date of maturity or earlier redemption or repayment, to the person who surrenders such debt security at the office of our appointed paying agent.

Any money that we pay to a paying agent for the purpose of making payments on the junior subordinated debt securities and that remains unclaimed two years after the payments were due will, at our request, be returned to us and after that time any holder of such debt security can only look to us for the payments on such debt security.

Any junior subordinated debt securities of a series can be exchanged for other junior subordinated debt securities of that series so long as such other debt securities are denominated in authorized denominations and have the same aggregate principal amount and same terms as the junior subordinated debt securities that were surrendered for exchange. The junior subordinated debt securities may be presented for registration of transfer, duly endorsed or accompanied by a satisfactory written instrument of transfer, at the office or agency maintained by us for that purpose in a place of payment. There will be no service charge for any registration of transfer or exchange of the junior subordinated debt securities, but we may require holders to pay any tax or other governmental charge payable in connection with a transfer or exchange of the junior subordinated debt securities. If the applicable prospectus supplement refers to any office or agency, in addition to the security registrar, initially designated by us where holders can surrender the junior subordinated debt securities for registration of transfer or exchange, we may at any time rescind the designation of any such office or agency or approve a change in the location. However, we will be required to maintain an office or agency in each place of payment for that series.

In the event of any redemption, neither we nor the junior subordinated trustee will be required to:

•

issue, register the transfer of, or exchange, junior subordinated debt securities of any series during a period beginning at the opening of business 15 days before the day of publication or mailing of the notice of redemption and ending at the close of business on the day of such publication or the mailing of such notice; or

•

transfer or exchange any junior subordinated debt securities so selected for redemption, except, in the case of any junior subordinated debt securities being redeemed in part, any portion thereof not to be redeemed.

Denominations

Unless we state otherwise in the applicable prospectus supplement, the junior subordinated debt securities will be issued only in registered form, without coupons, in denominations of $1,000 each or multiples of $1,000.

Bearer Debt Securities

If we ever issue bearer debt securities, the applicable prospectus supplement will describe all of the special terms and provisions of junior subordinated debt securities in bearer form, and the extent to which those special terms and provisions are different from the terms and provisions which are described in this prospectus, which generally apply to junior subordinated debt securities in registered form, and will summarize provisions of the junior subordinated indenture that relate specifically to bearer debt securities.

Original Issue Discount

Junior subordinated debt securities may be issued under the junior subordinated indenture as original issue discount securities and sold at a substantial discount below their stated principal amount. If a junior subordinated debt security is an original issue discount security, that means that an amount less than the principal amount of such debt security will be due and payable upon a declaration of acceleration of the maturity of such debt security under the junior subordinated indenture. The applicable prospectus supplement will describe the Puerto Rico income tax consequences and other special factors you should consider before purchasing any original issue discount securities.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time to defer payment of interest on a series of junior subordinated debt securities for up to such number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in such prospectus supplement. Such deferral, however, may not extend beyond the stated maturity of such junior subordinated debt securities. Certain Puerto Rico and United States federal income tax consequences and special considerations applicable to any such debt securities will be described in the applicable prospectus supplement.

Redemption

Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debt securities will not be subject to any sinking fund and will not be redeemable at the option of the holder.

Unless otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve or its district reserve bank (the “Federal Reserve”), if required, redeem the junior subordinated debt securities of any series in whole at any time or in part from time to time. If the junior subordinated debt securities of any series are redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debt security so redeemed will equal 100% of the principal amount of such junior subordinated debt security plus accrued and unpaid interest to the redemption date.

Except as otherwise specified in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve, if required, redeem a series of junior subordinated debt securities in whole, but not in part, at any time within 90 days after the occurrence of a tax event, investment company event or capital treatment event, each as defined below, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the redemption date.

“Tax Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States, any political subdivision thereof or Puerto Rico, or any taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of the prospectus supplement relating to the issuance of trust preferred securities by such trust, there is more than an insubstantial risk that:

•

such trust is, or will be within 90 days of the date of such opinion, subject to United States federal or Puerto Rico income tax with respect to income received or accrued on the junior subordinated debt securities;

•

interest payable by Popular on the junior subordinated debt securities is not, or within 90 days of the date of such opinion, will not be, deductible by Popular, in whole or in part, for Puerto Rico income tax purposes; or

•	such trust is, or will be within 90 days of the date of such opinion, subject to more than an immaterial amount of other taxes, duties or other governmental charges.

“Investment Company Event” means the receipt by a trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after the date of the prospectus supplement relating to the issuance of the trust preferred securities.

“Capital Treatment Event” means our reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or Puerto Rico, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of trust preferred securities by such trust, there is more than an insubstantial risk that Popular will not be entitled to treat an amount equal to the liquidation amount of such trust preferred securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to Popular.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debt securities to be redeemed at its registered address. However, if the debt securities are held by a trust, notice shall be mailed at least 45 days but not more than 75 days before the redemption date. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on such junior subordinated debt securities or portions thereof called for redemption.

Restrictions on Certain Payments

Unless otherwise specified in the applicable prospectus supplement, if:

•

there shall have occurred and be continuing an event of default with respect to a series of junior subordinated debt securities of which we have actual knowledge and which we have not taken reasonable steps to cure;

•

the junior subordinated debt securities of a series are held by a trust and we shall be in default relating to our payment of any obligations under our guarantee of the trust preferred securities issued by such trust; or

•

we shall have given notice of our election to defer payments of interest on a series of junior subordinated debt securities by extending the interest payment period and such period, or any extension of such period, shall be continuing;

then:

•

we shall not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, including our preferred stock; and

•

we shall not make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities).

The restrictions listed above do not apply to:

•

any repurchase, redemption or other acquisition of shares of our capital stock in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable extension period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or the capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture generally permits a consolidation or merger between us and another entity. It also permits the sale or transfer by us of all or substantially all of our property and assets. These transactions are permitted if:

•

the resulting or acquiring entity, if other than us, is organized and existing under the laws of the United States or any state, the District of Columbia or the Commonwealth of Puerto Rico and assumes all of our responsibilities and liabilities under the junior subordinated indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the junior subordinated indenture; and

•	immediately after the transaction, and giving effect to the transaction, no event of default under the junior subordinated indenture exists.

If we consolidate or merge with or into any other entity or sell or lease all or substantially all of our assets according to the terms and conditions of the junior subordinated indenture, the resulting or acquiring entity will be substituted for us in such indenture with the same effect as if it had been an original party to the indenture. As a result, such successor entity may exercise our rights and powers under the junior subordinated indenture, in our name and, except in the case of a lease of all or substantially all of our properties, we will be released from all our liabilities and obligations under such indenture and under the junior subordinated debt securities.

Events of Default, Waiver and Notice

Unless otherwise specified in the applicable prospectus supplement, an “event of default,” when used in the junior subordinated indenture with respect to any series of junior subordinated debt securities, means any of the following:

•	failure to pay interest on a junior subordinated debt security of that series for 30 days after the payment is due (subject to the deferral of any due date in the case of an extension period);

•	failure to pay the principal of or any premium on any junior subordinated debt security of that series when due;

•	failure to deposit any sinking fund payment on junior subordinated debt securities of that series when due;

•

failure to perform any other covenant in the junior subordinated indenture that applies to junior subordinated debt securities of that series for 90 days after we have received written notice of the failure to perform in the manner specified in the junior subordinated indenture;

•	certain events relating to a bankruptcy, insolvency or reorganization of Popular; or

•	any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

If an event of default under the junior subordinated indenture occurs and continues, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities of that series may declare the entire principal and all accrued but unpaid interest of all debt securities of that series to be due and payable immediately. If the trustee or the holders of junior subordinated debt securities do not make such declaration and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee or the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right to make such declaration. If an event of default under the junior subordinated indenture occurs and continues and the junior subordinated debt securities of that series are held by a trust or trustee of such trust, the property trustee may also declare the principal of and the interest on the junior subordinated debt securities to be due and payable and may enforce its other rights as a creditor with respect to the junior subordinated debt securities.

If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of that series can, subject to certain conditions (including, if the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities), rescind the declaration. If the holders of such junior subordinated debt securities do not rescind such declaration and such junior subordinated debt securities are held by a trust or trustee of such trust, the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to rescind the declaration.

The holders of a majority in aggregate principal amount of the outstanding junior subordinated debt securities of any series may, on behalf of all holders of that series, waive any past default, except:

•	a default in payment of principal of or any premium or interest; or

•

a default under any provision of the junior subordinated indenture which itself cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debt security of that series.

If the junior subordinated debt securities of that series are held by a trust or a trustee of such trust, any such waiver shall require the consent of the holders of at least a majority in aggregate liquidation amount of the related trust preferred securities. If the holders of junior subordinated debt securities do not waive such default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right to waive such default.

The holders of a majority in principal amount of the junior subordinated debt securities of any series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee under the junior subordinated indenture.

We are required to file an officers’ certificate with the junior subordinated trustee each year that states, to the knowledge of the certifying officer, whether or not any defaults exist under the terms of the junior subordinated indenture.

If the junior subordinated debt securities of any series are held by a trust or a trustee of such trust, a holder of the related trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•	suing us to enforce the property trustee’s rights under such junior subordinated debt securities.

This right of direct action cannot be amended in a manner that would impair the rights of the holders of trust preferred securities thereunder without the consent of all holders of affected trust preferred securities.

Junior Subordinated Indenture Does Not Restrict Our Ability to Take Certain Actions That May Affect the Junior Subordinated Debt Securities

The junior subordinated indenture does not contain restrictions on our ability to:

•	incur, assume or become liable for any type of debt or other obligation;

•	create liens on our property for any purpose; or

•	pay dividends or make distributions on our capital stock or repurchase or redeem our capital stock, except as set forth under “— Restrictions on Certain Payments” above.

The junior subordinated indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the junior subordinated indenture does not contain any provisions which would require us to repurchase or redeem or modify the terms of any of the junior subordinated debt securities upon a change of control or other event involving us which may adversely affect the creditworthiness of such debt securities.

Distribution

Under circumstances involving the dissolution of a trust, which will be discussed more fully in the applicable prospectus supplement, the junior subordinated debt securities may be distributed to the holders of the trust securities in liquidation of that trust, provided that any required regulatory approval is obtained. See “Description of Capital Securities We May Offer — Trust Preferred Securities — Liquidation Distribution upon Dissolution.”

Modification of Junior Subordinated Indenture

Under the junior subordinated indenture, certain of our rights and obligations and certain of the rights of holders of the junior subordinated debt securities may be modified or amended with the consent of the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by the modification or amendment, acting as one class. However, the following modifications and amendments will not be effective against any holder without its consent:

•

a change in the stated maturity date of any payment of principal or interest, including any additional interest (other than to the extent set forth in the applicable junior subordinated debt security);

•	a reduction in payments due on the junior subordinated debt securities;

•	a change in the place of payment or currency in which any payment on the junior subordinated debt securities is payable;

•	a limitation of a holder’s right to sue us for the enforcement of payments due on the junior subordinated debt securities;

•

a reduction in the percentage of outstanding junior subordinated debt securities required to consent to a modification or amendment of the junior subordinated indenture or required to consent to a waiver of compliance with certain provisions of such indenture or certain defaults under such indenture;

•	a reduction in the requirements contained in the junior subordinated indenture for quorum or voting;

•	a limitation of a holder’s right, if any, to repayment of junior subordinated debt securities at the holder’s option;

•	in the case of junior subordinated debt securities convertible into common stock, a limitation of any right to convert such debt securities; and

•	a modification of any of the foregoing requirements contained in the junior subordinated indenture.

Under the junior subordinated indenture, the holders of at least a majority of the aggregate principal amount of the outstanding junior subordinated debt securities of all series affected by a particular covenant or condition, acting as one class, may, on behalf of all holders of such series of debt securities, waive compliance by us with any covenant or condition contained in the junior subordinated indenture unless we specify that such covenant or condition cannot be so waived at the time we establish the series.

If the junior subordinated debt securities are held by a trust or the trustee of such trust, no modification may be made that adversely affects the holders of the related trust preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any compliance with any covenant will be effective without the prior consent of a majority in liquidation amount of the trust preferred securities of such trust. If the consent of the holder of each outstanding junior subordinated debt security is required for such modification or waiver, no such modification or waiver shall be effective without the prior consent of each holder of trust preferred securities of such trust.

We and the junior subordinated trustee may execute, without the consent of any holder of junior subordinated debt securities, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debt securities.

Defeasance and Discharge

Defeasance and Discharge. At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the defeasance and discharge provisions of that indenture. If we so provide, we will be discharged from our obligations on the debt securities of that series if:

•

we deposit with the junior subordinated trustee, in trust, sufficient money or, if the junior subordinated debt securities of that series are denominated and payable in U.S. dollars only, Eligible Instruments, to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the dates the payments are due under the junior subordinated indenture and the terms of such debt securities;

•

we deliver to the junior subordinated trustee an opinion of counsel that states that the holders of the junior subordinated debt securities of that series will not recognize income, gain or loss for Puerto Rico or United States federal income tax purposes as a result of the deposit and will be subject to Puerto Rico or United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if no deposit had been made; and

•	if the junior subordinated debt securities of that series are listed on any domestic or foreign securities exchange, such debt securities will not be delisted as a result of the deposit.

When we use the term “Eligible Instruments” in this section, we mean monetary assets, money market instruments and securities that are payable in dollars only and are essentially risk free as to collection of principal and interest, including:

•	direct obligations of the United States backed by the full faith and credit of the United States; or

•

any obligation of a person controlled or supervised by and acting as an agency or instrumentality of the United States if the timely payment of the obligation is unconditionally guaranteed as a full faith and credit obligation by the United States.

In the event that we deposit money or Eligible Instruments, or a combination of both, in trust and discharge our obligations under a series of junior subordinated debt securities as described above, then:

•

the junior subordinated indenture, including the subordination provisions contained in the junior subordinated indenture, will no longer apply to the junior subordinated debt securities of that series; however, certain obligations to compensate, reimburse and indemnify the junior subordinated trustee, to register the transfer and exchange of junior subordinated debt securities, to replace lost, stolen or mutilated junior subordinated debt securities, to maintain paying agencies and the trust funds and to pay additional amounts, if any, required as a result of withholding taxes imposed on payments to non-U.S. persons will continue to apply; and

•	holders of junior subordinated debt securities of that series can only look to the trust fund for payment of principal, any premium and any interest on such debt securities of that series.

Defeasance of Certain Covenants and Certain Events of Default.    At the time that we establish a series of junior subordinated debt securities under the junior subordinated indenture, we can provide that the debt securities of that series are subject to the covenant defeasance provisions of such indenture. If we so provide and we make the deposit and deliver the opinion of counsel described above in this section under “— Defeasance and Discharge” we will not have to comply with any covenant we designate when we establish the series of debt securities. In the event of a covenant defeasance, our obligations under the junior subordinated indenture and the junior subordinated debt securities, other than with respect to the covenants specifically referred to above, will remain in effect.

If we exercise our option not to comply with the covenants listed above and the junior subordinated debt securities of that series become immediately due and payable because an event of default under the junior subordinated indenture has occurred, other than as a result of an event of default specifically referred to above, the amount of money and Eligible Instruments on deposit with the junior subordinated trustee will be sufficient to pay the principal, any interest, any premium and any other sums due on the debt securities of that series, such as sinking fund payments, on the date the payments are due under the junior subordinated indenture and the terms of the junior subordinated debt securities, but may not be sufficient to pay amounts due at the time of acceleration. However, we would remain liable for the balance of the payments.

Conversion or Exchange

The junior subordinated debt securities may be convertible or exchangeable into junior subordinated debt securities of another series or into trust preferred securities of any of our trusts, on the terms provided in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated debt securities will be subordinated to all of our existing and future Senior Debt, as defined below. Our “Senior Debt” includes our senior debt securities and our subordinated debt securities and means:

•	any of our indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debt securities, notes or other written instruments,

•	our obligations under letters of credit,

•

any of our indebtedness or other obligations with respect to commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates, and

•

any guarantees, endorsements (other than by endorsement of negotiable instruments for collection in the ordinary course of business) or other similar contingent obligations in respect of obligations of others of a type described above, whether or not such obligation is classified as a liability on a balance sheet prepared in accordance with generally accepted accounting principles, whether outstanding on the date of execution of the junior subordinated indenture or thereafter incurred, other than obligations expressly on a parity with or junior to the junior subordinated debt securities. The junior subordinated debt securities will rank on a parity with obligations evidenced by any debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with us, that is, directly or indirectly, our financing vehicle in connection with the issuance by such entity of capital securities or other similar securities.

If certain events relating to a bankruptcy, insolvency or reorganization of Popular occur, we will first pay all Senior Debt, including any interest accrued after the events occur, in full before we make any payment or distribution, whether in cash, securities or other property, on account of the principal of or interest on the junior subordinated debt securities. In such an event, we will pay or deliver directly to the holders of Senior Debt any payment or distribution otherwise payable or deliverable to holders of the junior subordinated debt securities. We will make the payments to the holders of Senior Debt according to priorities existing among those holders until we have paid all Senior Debt, including accrued interest, in full. Notwithstanding the subordination provisions discussed in this paragraph, we may make payments or distributions on the junior subordinated debt securities so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of the junior subordinated debt securities.

If such events relating to a bankruptcy, insolvency or reorganization of Popular occur, after we have paid in full all amounts owed on Senior Debt, the holders of junior subordinated debt securities, together with the holders of any of our other obligations ranking equal with those junior subordinated debt securities, will be entitled to receive from our remaining assets any principal, premium or interest due at that time on the junior subordinated debt securities and such other obligations before we make any payment or other distribution on account of any of our capital stock or obligations ranking junior to those junior subordinated debt securities.

If we violate the junior subordinated indenture by making a payment or distribution to holders of the junior subordinated debt securities before we have paid all the Senior Debt in full, then such holders of the junior subordinated debt securities will be deemed to have received the payments or distributions in trust for the benefit of, and will have to pay or transfer the payments or distributions to, the holders of the Senior Debt outstanding at the time. The payment or transfer to the holders of the Senior Debt will be made according to the priorities existing among those holders. Notwithstanding the subordination provisions discussed in this paragraph, holders of junior subordinated debt securities will not be required to pay, or transfer payments or distributions to, holders of Senior Debt so long as:

•	the payments or distributions consist of securities issued by us or another company in connection with a plan of reorganization or readjustment; and

•

payment on those securities is subordinate to outstanding Senior Debt and any securities issued with respect to Senior Debt under such plan of reorganization or readjustment at least to the same extent provided in the subordination provisions of those junior subordinated debt securities.

Because of the subordination, if we become insolvent, holders of Senior Debt may receive more, ratably, and holders of the junior subordinated debt securities may receive less, ratably, than our other creditors. This type of subordination will not prevent an event of default from occurring under the junior subordinated indenture in connection with the junior subordinated debt securities.

We may modify or amend the junior subordinated indenture as provided under “— Modification of Junior Subordinated Indenture” above. However, the modification or amendment may not, without the consent of the holders of all Senior Debt outstanding, modify any of the provisions of the junior subordinated indenture relating to the subordination of the junior subordinated debt securities in a manner that would adversely affect the holders of Senior Debt.

The junior subordinated indenture places no limitation on the amount of Senior Debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

Governing Law

The junior subordinated indenture and the junior subordinated debt securities will be governed by, and construed in accordance with, the internal laws of the Commonwealth of Puerto Rico.

The Trustee

The junior subordinated trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in case of a default, the trustee is under no obligation to exercise any of the powers under the junior subordinated indenture at the request, order or direction of any holders of junior subordinated debt securities unless offered reasonable indemnification.

Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities

Popular may issue one or more series of junior subordinated debt securities under the junior subordinated indenture with terms corresponding to the terms of a series of trust preferred securities. In each such instance, concurrently with the issuance of a trust’s preferred securities, such trust will invest the proceeds from that issuance, together with the consideration paid by Popular for the common securities of such trust, in that series of junior subordinated debt securities. Each series of junior subordinated debt securities will be in a principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the common securities of such trust and will rank equally with all other series of junior subordinated debt securities. Holders of the trust preferred securities will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of an event of default, as described under “— Modification of Junior Subordinated Indenture” and “— Events of Default, Waiver and Notice.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, investment company event or capital treatment event relating to a trust occurs and continues, we may, at our option and subject to any required prior approval of the Federal Reserve, redeem the junior subordinated debt securities at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not such junior subordinated debt securities are then redeemable at our option.

The redemption price for any junior subordinated debt security shall be equal to 100% of the principal amount of such junior subordinated debt security then outstanding plus accrued and unpaid interest to the redemption date. As long as a trust is the holder of all the outstanding junior subordinated debt securities of a series, the proceeds of any redemption will be used by such trust to redeem the related trust securities in accordance with their terms.

We will covenant, as to each series of junior subordinated debt securities:

•	to directly or indirectly maintain 100% ownership of the common securities of the applicable trust unless a permitted successor succeeds to ownership of the common securities;

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of junior subordinated debt securities to the holders of trust preferred securities in exchange therefor upon liquidation of such trust, or

•

in connection with certain mergers, consolidations or amalgamations permitted by the applicable trust agreement, in either such case, if so specified in the applicable prospectus supplement and upon any required prior approval of the Federal Reserve; and

•

to use our reasonable efforts, consistent with the terms and provisions of the applicable trust agreement, to cause such trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal or Puerto Rico income tax purposes.

DESCRIPTION OF CAPITAL SECURITIES WE MAY OFFER

Trust Preferred Securities

The trust preferred securities will be issued by a trust under the terms of a trust agreement. Each trust agreement will be qualified as an indenture under the Trust Indenture Act. Each trust may issue only one series of trust preferred securities. The property trustee will act as trustee for each series of trust preferred securities under the applicable trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The terms of each series of trust preferred securities will include those stated in the applicable trust agreement and those made part of such trust agreement by the Trust Indenture Act.

We have summarized material terms and provisions of the trust preferred securities in this section. This summary is not intended to be complete and is qualified by the trust agreement, the form of which we filed as an exhibit to the registration statement, the Delaware Statutory Trust Act and the Trust Indenture Act.

As used in this section, “we”, “us”, “our” and similar terms mean Popular, Inc. with respect to Popular Capital Trust III, Popular Capital Trust IV and Popular, Inc. and Popular North America, Inc. with respect to Popular North America Capital Trust II and Popular North America Capital Trust III. References in this prospectus to the “Trusts” refer to Popular Capital Trust III, Popular Capital Trust IV, Popular North America Capital Trust II and Popular North America Capital Trust III.

Each trust agreement authorizes the trustees of the applicable trust to issue trust securities on behalf of such trust. The trust securities represent undivided beneficial interests in the assets of such trust. We will own, directly or indirectly, all of a trust’s common securities. The common securities rank equally, and payments will be made on a pro rata basis, with the trust preferred securities except as set forth under “— Ranking of Trust Securities.”

Each trust agreement does not permit a trust to issue any securities other than the trust securities or to incur any indebtedness. Under each trust agreement, the property trustee will own the junior subordinated debt securities purchased by such trust for the benefit of the holders of the trust securities.

The guarantee agreement we execute for the benefit of the holders of trust preferred securities will be a guarantee on a subordinated basis with respect to the related trust securities. However, such guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of such trust securities when a trust does not have funds on hand available to make such payments. See “— Description of Guarantees.”

Distributions

Distributions on each series of trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on such dates as specified in the applicable prospectus supplement.

In the event that any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next succeeding business day, and without any interest or other payment in respect to any such delay. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.” The term “distribution” includes any interest payable on unpaid distributions unless otherwise stated. Unless otherwise specified in the applicable prospectus supplement, a “business day” is a day other than a Saturday, a Sunday, or any other day on which banking institutions in Puerto Rico, Wilmington, Delaware and New York, New York are authorized or required by law, regulation or executive order to remain closed or are customarily closed.

The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of distributions payable for any period shorter than a full distribution period will be computed on the basis of the actual number of days elapsed in a partial month in that period. Distributions to which holders of trust preferred securities are entitled but are not paid will accumulate additional distributions at the annual rate if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture and the junior subordinated debt securities to which the prospectus supplement relates to defer the payment of interest on the junior subordinated debt securities for up to a number of consecutive interest payment periods that will be specified in the applicable prospectus supplement. We refer to this period as an “extension period.” No extension period may extend beyond the stated maturity of the junior subordinated debt securities to which the extension period relates.

As a consequence of any such deferral, distributions on the trust preferred securities would be deferred by the related trust during any extension period, but would continue to accumulate additional distributions at the annual rate set forth in the prospectus supplement for such trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, if we exercise our deferral right, then during any extension period, we may not:

•

make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally with or junior to the junior subordinated debt securities (except for partial payments of interest with respect to the junior subordinated debt securities); or

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock, other than:

•

any repurchase, redemption or other acquisition of shares of our capital stock (1) in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) in connection with a dividend reinvestment or stockholder stock purchase plan or (3) in connection with the issuance of our capital stock, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into before the applicable extension period;

•

any exchange, redemption or conversion of any class or series of our capital stock, or any capital stock of one of our subsidiaries, for any other class or series of our capital stock, or of any class or series of our indebtedness for any class or series of our capital stock;

•	any purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;

•	any declaration of a dividend in connection with any rights plan, or the issuance of rights, stock or other property under any rights plan, or the redemption or repurchase of rights pursuant thereto;

•	payments by us under any guarantee agreement executed for the benefit of the trust preferred securities; or

•

any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock.

The funds available to each trust for distribution to holders of its trust preferred securities will be limited to payments under the junior subordinated debt securities in which such trust invests the proceeds from the issuance and sale of its trust securities. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Correspondence Between Junior Subordinated Debt Securities and Trust Preferred Securities.” If we do not make interest payments on such junior subordinated debt securities, the property trustee will not have funds available to pay distributions on the related trust preferred securities. To the extent a trust has funds legally available for the payment of such distributions and cash sufficient to make such payments, the payment of distributions is guaranteed by us on the basis set forth under “— Description of Guarantees.”

Distributions on the trust preferred securities will be payable to the holders of such securities as they appear on the register of the applicable trust on the relevant record dates, which shall be the 15th calendar day, whether or not a business day, before the distribution date.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any junior subordinated debt securities, whether at stated maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee will apply the proceeds from such repayment or redemption to redeem a like amount, as defined below, of the related trust securities, upon not less than 30 nor more than 60 days’ notice. The redemption price will equal the aggregate liquidation amount of such trust securities, as defined below, plus accumulated but unpaid distributions to the date of redemption and the amount of the premium, if any, paid by us upon the concurrent redemption of such junior subordinated debt securities. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Redemption.” If less than all of any series of junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the common securities, except as set forth under “— Ranking of Trust Securities.”

The amount of premium, if any, paid by us upon the redemption or repayment of all or any part of any series of junior subordinated debt securities will be allocated pro rata to the redemption of the related trust preferred securities and common securities, except as set forth under “— Ranking of Trust Securities.”

We will have the right to redeem any series of junior subordinated debt securities:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•

at any time, in whole but not in part, upon the occurrence of a tax event, investment company event or capital treatment event, in any case subject to receipt of any required prior approval by the Federal Reserve. See “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Redemption.”

Within 90 days after any tax event, investment company event or capital treatment event occurs and continues, we will have the right to redeem the junior subordinated debt securities in whole, but not in part, and thereby cause a mandatory redemption of the related trust preferred securities and common securities in whole, but not in part, at the redemption price described above. In the event:

•	a tax event, investment company event or capital treatment event occurs and continues, and

•

we do not elect to redeem the junior subordinated debt securities and thereby cause a mandatory redemption of the related trust preferred securities and common securities or to dissolve the related trust and cause the junior subordinated debt securities to be distributed to holders of such trust preferred securities and common securities in exchange therefor upon liquidation of the trust as described below, the related trust preferred securities will remain outstanding.

“Like Amount” means:

•

with respect to a redemption of any series of trust securities, trust securities of such series having a liquidation amount equal to that portion of the principal amount of junior subordinated debt securities to be contemporaneously redeemed in accordance with the junior subordinated indenture, the proceeds of which will be used to pay the redemption price of such trust securities; and

•

with respect to a distribution of junior subordinated debt securities to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of a trust, junior subordinated debt securities having a principal amount equal to the liquidation amount of the trust securities of the holder to whom such junior subordinated debt securities would be distributed.

“Liquidation Amount” means the stated amount per trust security as set forth in the applicable prospectus supplement.

Distribution of Junior Subordinated Debt Securities

We will have the right at any time to liquidate a trust and cause the junior subordinated debt securities to be distributed to the holders of the related trust securities. This may require the prior approval of the Federal Reserve. Upon liquidation of the trust and after satisfaction of the liabilities of creditors of such trust as provided by applicable law, the junior subordinated debt securities held by such trust will be distributed to the holders of the trust securities of such trust in exchange therefor.

After the liquidation date fixed for any distribution of junior subordinated debt securities for any series of trust preferred securities:

•	such series of trust preferred securities will no longer be deemed to be outstanding;

•

the depositary or its nominee, as the record holder of such series of trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debt securities to be delivered upon such distribution;

•

any certificates representing such series of trust preferred securities not held by The Depository Trust Company, or “DTC,” or its nominee, or surrendered to the exchange agent will be deemed to represent the junior subordinated debt securities to be delivered in the exchange, having a principal amount equal to the stated liquidation amount of such series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such series of trust preferred securities until such certificates are so surrendered for transfer or reissuance; and

•	all rights of the holders of such trust preferred securities will cease, except the right to receive junior subordinated debt securities, in the principal amount set forth above, upon such surrender.

Redemption Procedures

Trust preferred securities redeemed on any redemption date will be redeemed at the redemption price, as described in the applicable prospectus supplement, with the proceeds from the contemporaneous redemption of the junior subordinated debt securities. Redemptions of trust preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the applicable trust has funds on hand available for the payment of such redemption price. See also “— Ranking of Trust Securities.” Redemptions of trust preferred securities may require prior approval of the Federal Reserve.

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such trust preferred securities. If such trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such trust preferred securities funds sufficient to pay the redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such trust preferred securities.

Notwithstanding the foregoing, distributions payable on or before the redemption date for any trust preferred securities called for redemption will be payable to the holders of such trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit:

•

all rights of the holders of such trust preferred securities will cease, except the right to receive the redemption price on the redemption date, but without interest on such redemption price after the date of redemption; and

•	such trust preferred securities will cease to be outstanding.

In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, without any interest or any other payment in respect of any such delay. In the event that payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the applicable trust or by us pursuant to the guarantee as described under “— Description of Guarantees,” distributions on such trust preferred securities will continue to accrue at the then-applicable rate, from the redemption date originally established by such trust for such trust preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

If less than all of the trust securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such trust securities to be redeemed shall be allocated pro rata to the trust preferred securities and the common securities based upon the relative liquidation amounts of such classes, except as set forth under “— Ranking of Trust Securities.” The property trustee will select the particular trust preferred securities to be redeemed not more than 60 days before the redemption date from the outstanding trust preferred securities not previously called for redemption by any method the property trustee deems fair and appropriate, or, if the trust preferred securities are in book-entry only form, in accordance with the procedures of the depositary. The property trustee shall promptly notify the securities registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of the applicable trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subject to applicable law, including, without limitation, United States federal securities laws, we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Ranking of Trust Securities

Payment of distributions on, and the redemption price of and the liquidation distribution in respect of, trust preferred securities and common securities, as applicable, shall be made pro rata based on the relative liquidation amount of such trust preferred securities and common securities, except that upon certain events of default under the applicable trust agreement relating to payment defaults on the junior subordinated debt securities, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities.

In the case of any event of default under a trust agreement resulting from an event of default under the junior subordinated indenture, we, as holder of a trust’s common securities, will be deemed to have waived any right to act with respect to any such event of default under such trust agreement until all such events of default have been cured, waived or otherwise eliminated. Until all events of default under such trust agreement have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of such trust preferred securities and not on our behalf, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to a trust agreement, a trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

•	certain events of bankruptcy, dissolution or liquidation of Popular or, for Popular North America Capital Trust II and Popular North America Capital Trust III, Popular North America;

•

the written direction from us, as holder of the trust’s common securities, to the property trustee to dissolve the trust and distribute a like amount of junior subordinated debt securities to the holders of its trust securities, subject to our having received any required prior approval of the Federal Reserve;

•	redemption of all of its trust preferred securities as described under “— Redemption or Exchange — Mandatory Redemption;” and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

Except as set forth in the next sentence, if an early dissolution occurs as described above, the property trustee will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of such trust securities a like amount of junior subordinated debt securities. If the property trustee determines that such distribution is not practical or if the early dissolution occurs as a result of the redemption of trust preferred securities, then the holders will be entitled to receive out of the assets of such trust available for distribution to holders and after satisfaction of liabilities to creditors of such trust as provided by applicable law, an amount equal to the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment. If such trust has insufficient assets available to pay in full such aggregate liquidation distribution, then the amounts payable directly by such trust on its trust securities shall be paid on a pro rata basis, except as set forth under “— Ranking of Trust Securities.”

Events of Default; Notice

Any one of the following events constitutes an event of default under the applicable trust agreement, or a “trust event of default,” regardless of the reason for such event of default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•

the occurrence of an event of default under the junior subordinated indenture with respect to the junior subordinated debt securities held by such trust (see “Description of Debt Securities We May Offer — Junior Subordinated Debt Securities — Events of Default, Waiver and Notice”); or

•

the default by the property trustee in the payment of any distribution on any trust security of such trust when such distribution becomes due and payable, and continuation of such default for a period of 30 days; or

•	the default by the property trustee in the payment of any redemption price of any trust security of such trust when such redemption price becomes due and payable; or

•

the failure to perform or the breach, in any material respect, of any other covenant or warranty of the trustees in the applicable trust agreement for 90 days after the defaulting trustee or trustees have received written notice of the failure to perform or breach of warranty in the manner specified in such trust agreement; or

•	the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 90 days.

Within ten days after any event of default actually known to the property trustee occurs, the property trustee will transmit notice of such event of default to the holders of the trust securities and to the administrative trustees, unless such event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under the trust agreement.

The existence of an event of default under the trust agreement, in and of itself, with respect to the junior subordinated debt securities does not entitle the holders of the related trust preferred securities to accelerate the maturity of such junior subordinated debt securities.

Removal of Trustees

Unless an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee and the Delaware trustee of a trust may be removed at any time by the holder of the common securities of such trust. The property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities of such trust for cause or if an event of default under the junior subordinated indenture has occurred and is continuing. In no event will the holders of such trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us, as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under the junior subordinated indenture shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of such trust agreement. If an event of default under the junior subordinated indenture has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee or the Delaware trustee, if not a natural person, may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such trustee, shall be the successor of such trustee under the trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below or as otherwise described in the applicable trust agreement. Such trust may, at our request, with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, the property trustee or the Delaware trustee, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state, the District of Columbia or the Commonwealth of Puerto Rico if:

•	such successor entity either:

•	expressly assumes all of the obligations of such trust with respect to the trust preferred securities, or

•

substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, or the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the junior subordinated debt securities;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization;

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect;

•	such successor entity has a purpose substantially identical to that of such trust;

•

prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to such trust experienced in such matters to the effect that:

•

such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities, including any successor securities, in any material respect, and

•

following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither such trust nor such successor entity will be required to register as an investment company under the Investment Company Act; and

•

we or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the applicable guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of its trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Voting Rights; Amendment of the Trust Agreement

Except as provided below and under “— Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of trust preferred securities will have no voting rights.

We and the administrative trustees may amend a trust agreement without the consent of the holders of its trust preferred securities, unless such amendment will materially and adversely affect the interests of any holder of trust preferred securities, to:

•

cure any ambiguity, correct or supplement any provisions in such trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such trust agreement, which may not be inconsistent with the other provisions of such trust agreement; or

•

modify, eliminate or add to any provisions of such trust agreement to such extent as shall be necessary to ensure that such trust will be classified for United States federal or Puerto Rico income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that such trust will not be required to register as an “investment company” under the Investment Company Act.

We, the administrative trustees and the property trustee may generally amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities; and

•

receipt by the trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the trustees in accordance with such amendment will not affect such trust’s status as a grantor trust for United States federal or Puerto Rico income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

However, without the consent of each holder of trust securities, a trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of such trust securities as of a specified date; or

•	restrict the right of a holder of such trust securities to institute a suit for the enforcement of any such payment on or after such date.

So long as the property trustee of a trust holds any junior subordinated debt securities, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of such trust:

•

direct the time, method and place of conducting any proceeding for any remedy available to the junior subordinated trustee, or executing any trust or power conferred on the junior subordinated trustee with respect to such junior subordinated debt securities;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debt securities is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or such junior subordinated debt securities, where such consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of junior subordinated debt securities affected thereby, no such consent may be given by the property trustee of any trust without the prior consent of each holder of the trust preferred securities of such trust. The property trustee may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, before taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that such action would not cause such trust to be classified as other than a grantor trust for United States federal or Puerto Rico income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in the applicable trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by us or our affiliates or the trustees or any of their affiliates, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agent

Payments on the trust preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder as such address shall appear on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be Banco Popular de Puerto Rico. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to the administrative trustees and to the property trustee. In the event that Banco Popular de Puerto Rico shall no longer be the paying agent, the property trustee will appoint a successor to act as paying agent, which will be a bank or trust company acceptable to the administrative trustees and to us.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, Banco Popular de Puerto Rico Trust Division will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of a trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register or cause to be registered the transfer of its trust preferred securities after such trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

Other than during the occurrence and continuance of an event of default under the trust agreement, the property trustee undertakes to perform only the duties that are specifically set forth in the applicable trust agreement. After an event of default under the trust agreement, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default under the trust agreement has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in such trust agreement or is unsure of the application of any provision of such trust agreement, and the matter is not one upon which holders of trust preferred securities are entitled under the applicable trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

We and our affiliates maintain certain accounts and other banking relationships with the property trustee and its affiliates in the ordinary course of business.

Trust Expenses

Pursuant to the applicable trust agreement, we, as depositor, agree to pay:

•	all debts and other obligations of the trust (other than with respect to the trust preferred securities);

•

all costs and expenses of the trust, including costs and expenses relating to the organization of the trust, the fees and expenses of the trustees and the cost and expenses relating to the operation of the trust; and

•	any and all taxes and costs and expenses with respect thereto, other than withholding taxes, to which the trust might become subject.

Governing Law

The trust agreements will be governed by and construed in accordance with the laws of Delaware.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the applicable trust in such a way that it will not be required to register as an “investment company” under the Investment Company Act or characterized as other than a grantor trust for United States federal or Puerto Rico income tax purposes. The administrative trustees are authorized and directed to conduct their affairs so that the junior subordinated debt securities will be treated as indebtedness of Popular or Popular North America, as applicable, for Puerto Rico income tax purposes.

In this regard, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the applicable trust or the applicable trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the applicable trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Common Securities

In connection with the issuance of trust preferred securities, the applicable trust will issue one series of common securities. The prospectus supplement relating to such issuance will specify the terms of such common securities, including distributions, redemption, voting and liquidation rights. Except for voting rights, the terms of the common securities will be substantially identical to the terms of the trust preferred securities. The common securities will rank equally, and payments will be made on the common securities pro rata, with the trust preferred securities, except as set forth under “Description of Trust Preferred Securities — Ranking of Trust Securities.” Except in limited circumstances, the common securities of a trust carry the right to vote to appoint, remove or replace any of the trustees of that trust. We will own, directly or indirectly, all of the common securities of the trusts.

Description of Guarantees

Set forth below is a summary of information concerning the guarantee that we will execute and deliver for the benefit of the holders of trust preferred securities when a trust issues trust securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee for purposes of the Trust Indenture Act will be named in the applicable prospectus supplement. The guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of the trust preferred securities.

General

Under a trust preferred securities guarantee, we will irrevocably and unconditionally agree to pay in full to the holders of the trust securities, except to the extent paid by the applicable trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert, the following payments, which are referred to as “guarantee payments,” without duplication:

•	any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent such trust has funds available for distributions;

•

the redemption price, plus all accrued and unpaid distributions relating to any trust preferred securities called for redemption by such trust, to the extent such trust has funds available for redemptions; and

•

upon a voluntary or involuntary dissolution, winding-up or termination of such trust, other than in connection with the distribution of junior subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of:

•	the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment to the extent such trust has funds available; and

•	the amount of assets of such trust remaining for distribution to holders of the trust preferred securities in liquidation of such trust.

The redemption price and liquidation amount will be fixed at the time the trust preferred securities are issued.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

A trust preferred securities guarantee will not apply to any payment of distributions except to the extent a trust shall have funds available for such payments. If we do not make interest payments on the junior subordinated debt securities purchased by a trust, such trust will not pay distributions on the trust preferred securities and will not have funds available for such payments. See “— Status of the Guarantees.” Because we are a holding company, our rights to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. Except as otherwise described in the applicable prospectus supplement, the trust preferred securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt.

A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities, the junior subordinated indenture and the applicable trust agreement, including our obligations to pay costs, expenses, debts and liabilities of the applicable trust, other than those relating to trust securities, will provide a full and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities.

Unless otherwise specified in the applicable prospectus supplement, we will also agree separately to irrevocably and unconditionally guarantee the obligations of each trust with respect to the common securities to the same extent as the trust preferred securities guarantees.

Status of the Guarantees

A guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all our other liabilities in the same manner as the junior subordinated debt securities as set forth in the junior subordinated indenture; and

•	equally with all other trust preferred security guarantees that we issue.

A guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. A guarantee will be held by the guarantee trustee for the benefit of the holders of the related trust securities. A guarantee will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon the distribution of the junior subordinated debt securities.

Amendments and Assignment

A trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding relevant trust preferred securities. No vote will be required, however, for any changes that do not adversely affect the rights of holders of such trust preferred securities in any material respect. All guarantees and agreements contained in a trust preferred securities guarantee will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantees

A trust preferred securities guarantee will terminate (1) upon full payment of the redemption price of all related trust preferred securities, (2) upon distribution of the junior subordinated debt securities to the holders of the related trust securities or (3) upon full payment of the amounts payable in accordance with the applicable trust agreement upon liquidation of the trust. A trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under the trust preferred securities or the trust preferred securities guarantee.

Events of Default

An event of default under a trust preferred securities guarantee will occur if we fail to perform any payment obligation or other obligation under such guarantee.

The holders of a majority in liquidation amount of the trust preferred securities of a trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee of such trust in respect of the applicable trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce the guarantee trustee’s rights and our obligations under the applicable trust preferred securities guarantee, without first instituting a legal proceeding against such trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of an event of default relating to a trust preferred securities guarantee, the guarantee trustee is required to perform only the duties that are specifically set forth in such trust preferred securities guarantee. Following the occurrence of an event of default, the guarantee trustee will exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Provided that the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The trust preferred securities guarantees will be governed by and construed in accordance with the internal laws of the Commonwealth of Puerto Rico.

Relationship Among Trust Preferred Securities

Junior Subordinated Debt Securities And Guarantees

As set forth in the applicable trust agreement, the sole purpose of a trust is to issue the trust securities and to invest the proceeds in junior subordinated debt securities.

As long as payments of interest and other payments are made when due on a series of junior subordinated debt securities, those payments will be sufficient to cover the distributions and payments due on the related trust securities. This is due to the following factors:

•	the aggregate principal amount of such junior subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of such trust securities;

•

the interest rate and the interest and other payment dates on such junior subordinated debt securities will match the distribution rate and distribution and other payment dates for such trust securities;

•

under the junior subordinated indenture, we will pay, and the applicable trust will not be obligated to pay, directly or indirectly, all costs, expenses, debts and obligations of such trust, other than those relating to such trust securities; and

•	the applicable trust agreement further provides that the trustees may not cause or permit the trust to engage in any activity that is not consistent with the purposes of the trust.

To the extent that funds are available, we guarantee payments of distributions and other payments due on trust preferred securities to the extent described in this prospectus. If we do not make interest payments on a series of junior subordinated debt securities, the related trust will not have sufficient funds to pay distributions on the trust preferred securities. A trust preferred securities guarantee is a subordinated guarantee in relation to the trust preferred securities. A trust preferred securities guarantee does not apply to any payment of distributions unless and until such trust has sufficient funds for the payment of such distributions. See “— Description of Guarantees.”

We have the right to set off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently on the date of such payment making under a related guarantee.

A trust preferred securities guarantee covers the payment of distributions and other payments on the trust preferred securities of a trust only if and to the extent that we have made a payment of interest or principal or other payments on the junior subordinated debt securities. A trust preferred securities guarantee, when taken together with our obligations under the junior subordinated debt securities and the junior subordinated indenture and our obligations under the applicable trust agreement, will provide a full and unconditional guarantee of distributions, redemption payments and liquidation payments on the related trust preferred securities.

If we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period, the applicable trust agreement allows the holders of the related trust preferred securities to direct the property trustee to enforce its rights under the junior subordinated debt securities. If the property trustee fails to enforce these rights, any holder of such trust preferred securities may directly sue us to enforce such rights without first suing the property trustee or any other person or entity. See “— Trust Preferred Securities — Voting Rights; Amendment of the Trust Agreement.”

A holder of trust preferred securities may institute a direct action if we fail to make interest or other payments on the junior subordinated debt securities when due, taking account of any extension period. A direct action may be brought without first:

•	directing the property trustee to enforce the terms of the junior subordinated debt securities, or

•

suing us to enforce the property trustee’s rights under the junior subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable trust agreement to the extent of any payment made by us to such holder of trust preferred securities. Consequently, we will be entitled to payment of amounts that a holder of trust preferred securities receives in respect of an unpaid distribution to the extent that such holder receives or has already received full payment relating to such unpaid distribution from such trust.

We acknowledge that the guarantee trustee will enforce the trust preferred securities guarantees on behalf of the holders of the trust preferred securities. If we fail to make payments under the trust preferred securities guarantee, the holders of the related trust preferred securities may direct the guarantee trustee to enforce its rights under such guarantee. If the guarantee trustee fails to enforce the trust preferred securities guarantee, any holder of trust preferred securities may directly sue us to enforce the guarantee trustee’s rights under the trust preferred securities guarantee. Such holder need not first sue the trust, the guarantee trustee, or any other person or entity. A holder of trust preferred securities may also directly sue us to enforce such holder’s right to receive payment under the trust preferred securities guarantees. Such holder need not first direct the guarantee trustee to enforce the terms of the trust preferred securities guarantee or sue such trust or any other person or entity.

We and each trust believe that the above mechanisms and obligations, taken together, are equivalent to a full and unconditional guarantee by us of payments due on the trust preferred securities. See “— Description of Guarantees — General.”

Limited Purpose of Trust

Each trust’s preferred securities evidence a beneficial interest in the assets such trust, and such trust exists for the sole purpose of issuing its trust preferred securities and common securities and investing the proceeds in junior subordinated debt securities issued by Popular or Popular North America, as applicable. A principal difference between the rights of a holder of a trust preferred security and a holder of a junior subordinated debt security is that a holder of a junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on such junior subordinated debt securities, while a holder of trust preferred securities is entitled to receive distributions from such trust, or from us under the related guarantee, if and to the extent such trust has funds available for the payment of such distributions.

Rights Upon Dissolution

Upon any voluntary or involuntary dissolution, winding up or liquidation of a trust involving the liquidation of the junior subordinated debt securities, after satisfaction of liabilities to creditors of such trust, the holders of the trust preferred securities of such trust will be entitled to receive, out of the assets held by such trust, the liquidation distribution in cash. See “— Trust Preferred Securities — Liquidation Distribution Upon Dissolution.” Upon any voluntary or involuntary liquidation or bankruptcy of Popular or Popular North America, as applicable, the property trustee, as holder of the junior subordinated debt securities, would be a subordinated creditor of Popular or Popular North America, as applicable, subordinated in right of payment to all Senior Debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under the guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, other than such trust’s obligations to the holders of its trust preferred securities, the positions of a holder of such trust preferred securities and a holder of such junior subordinated debt securities relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF CAPITAL STOCK

Capital Stock

Our authorized capital stock consists of 470,000,000 shares of common stock, par value $6.00 per share, and 30,000,000 shares of preferred stock, without par value. The preferred stock is issuable in one or more series, with such terms, and at such times and for such consideration as our Board of Directors determines. As of March 31, 2006, there were issued and outstanding 7,475,000 shares of preferred stock and 278,072,323 shares of common stock. Shares of our common stock are traded on the National Association of Securities Dealers Automated Quotation System (NASDAQ) National Market System under the symbol “BPOP”.

The following description summarizes the material provisions of our common stock. It does not purport to be complete and is subject in all respects to the applicable provisions of the Puerto Rico General Corporations Law, our Composite Articles of Incorporation (the “Certificate”), the Rights Agreement (defined below) and the Certificate of Designation describing the Series A Participating Cumulative Preferred Stock.

Common Stock

Subject to the rights of holders of any preferred stock outstanding, holders of our common stock are entitled to receive ratably such dividends, if any, as our Board of Directors may in its discretion declare out of legally available funds.

The holders of our common stock are entitled to one vote per share on all matters brought before the stockholders. The holders of our common stock do not have the right to cumulate their shares of our common stock in the election of directors. The Certificate provides that the approval of our merger, reorganization, or consolidation or the sale, lease or hypothecation of substantially all of our assets or the approval of our voluntary dissolution requires the vote of the holders of 75% of the total number of our outstanding shares of common stock.

In the event of our liquidation, holders of our common stock will be entitled to receive pro rata any assets distributable to stockholders with respect to the shares held by them, after payment of liabilities and such preferential amounts as may be required to be paid to the holders of our outstanding series of preferred stock and any preferred stock we hereafter issue.

The Certificate provides that the members of our Board of Directors are divided into three classes as nearly equal as possible. Each class is elected for a three-year term. At each annual meeting of stockholders, one-third of the members of our Board of Directors will be elected for a three-year term, and the other directors will remain in office until their three-year terms expire. Therefore, control of our Board of Directors cannot be changed in one year, and at least two annual meetings must be held before a majority of the members of our Board of Directors can be changed.

The Certificate provides that a director, or the entire Board of Directors, may be removed by the stockholders only for cause. The Certificate and our Bylaws also provide that the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding capital stock entitled to vote generally for the election of directors is required to remove a director or the entire Board of Directors from office for cause. Certain portions of the Certificate described in certain of the preceding paragraphs, including those related to the classified Board of Directors, may be amended only by the affirmative vote of the holders of two-thirds of the total number of our outstanding shares of common stock.

Certain of the provisions contained in the Certificate have the effect of making it more difficult to change our Board of Directors, and may make our Board of Directors less responsive to stockholder control. These provisions also may tend to discourage attempts by third parties to acquire us because of the additional time and expense involved and a greater possibility of failure, and, as a result, may adversely affect the price that a potential purchaser would be willing to pay for our capital stock, thereby reducing the amount a stockholder might realize in, for example, a tender offer for our capital stock.

Pursuant to the Certificate, holders of our common stock are entitled to preferential rights to subscribe for newly issued shares of our common stock on a pro rata basis unless, in approving the issuance of our common stock, or any transaction resulting in the issuance of any of our common stock, our Board of Directors unanimously resolves otherwise. The stockholders have no preference to subscribe therefor in the event of new issues of shares of stock which may be authorized pursuant to any dividend reinvestment and stock purchase plan or which may be authorized in order to exchange such new shares of stock for property which our Board of Directors may consider convenient or necessary for us to acquire, nor shall the stockholders have any right of preference therefor in the event of new issues of stock in payment of services rendered to us, or of shares of stock to be issued for sale to officers or employees, on the basis of options, as an incentive either to commence or to continue rendering services to us. There are no redemption or call provisions applicable to shares of our common stock.

The outstanding shares of our common stock are, and shares of our common stock offered hereby upon their due issuance, delivery and the receipt of payment therefor will be, validly issued, fully paid and nonassessable.

The Registrar and Transfer Agent for our common stock is Banco Popular de Puerto Rico.

Stockholder Protection Rights Agreement

Pursuant to a Stockholder Protection Rights Agreement, dated as of August 13, 1998, holders of shares of our common stock outstanding at the close of business on August 28, 1998 received the right, or a “Preferred Right,” to purchase one one-hundredth of a share of our Series A Participating Cumulative Preferred Stock on the terms set forth in the Stockholder Protection Rights Agreement. There is one Preferred Right attached to each share of our common stock outstanding. In addition, as long as the Preferred Rights are attached to our common stock, one Preferred Right will be issued with each new share of our common stock issued. At the time the Preferred Rights become exercisable, separate certificates will be issued and the Preferred Rights could begin to trade separately from our common stock. Preferred Rights become exercisable (i) on the first date we announce that a person or group has acquired 10% or more of the shares of our common stock then outstanding, or (ii) on the close of business on the tenth business day after the commencement of a tender or exchange offer which, if consummated, would result in such person becoming the beneficial owner of 10% or more of our common stock. The Preferred Rights may be deemed to have an anti-takeover effect and generally may cause substantial dilution to a person or group that attempts to acquire us under circumstances not approved by our Board of Directors.

Preferred Stock

Our Board of Directors is authorized to provide for the issuance of shares of preferred stock in one or more series, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be expressed in the resolution or resolutions providing for the issuance thereof to be adopted by our Board of Directors, except as otherwise provided in the Certificate or any amendment thereto.

Our only outstanding class of preferred stock is our 6.375% noncumulative monthly income preferred stock, 2003 Series A. These shares of preferred stock are nonconvertible and are redeemable solely at our option beginning on March 31, 2008. The redemption price per share is $25.50 from March 31, 2008 through March 30, 2009, $25.25 from March 31, 2009 through March 30, 2010 and $25.00 from March 31, 2010 and thereafter. Holders of shares of our 6.375% noncumulative monthly income preferred stock, 2003 Series A have the right to elect two directors to our Board of Directors if we do not pay dividends in full for 18 monthly dividend periods, whether or not consecutive. If we resume payment of dividends and pay dividends in full for 12 consecutive monthly dividend periods, the directors elected by holders of shares of our 6.375% noncumulative monthly income preferred stock, 2003 Series A are required to vacate office. The terms of our 6.375% noncumulative monthly income preferred stock, 2003 Series A do not permit us to declare or pay any dividends on our common stock (1) unless all accrued and unpaid dividends on our 6.375% noncumulative monthly income preferred stock, 2003 Series A for the 12 dividend periods ending on the immediately preceding dividend payment date have been paid and the full dividend on our 6.375% noncumulative monthly income preferred stock, 2003 Series A for the current monthly dividend period is contemporaneously declared and paid or set aside for payment or (2) if we have defaulted in the payment of the redemption price of any shares of our 6.375% noncumulative monthly income preferred stock, 2003 Series A called for redemption.

The issuance of shares of preferred stock could make it more difficult and more expensive for another person or entity to obtain control of us in a merger, tender offer, proxy fight or similar transaction. The ability of our Board of Directors to issue shares of preferred stock in such a situation could have the effect of discouraging a potential acquiror and may have an adverse effect on stockholders wishing to participate in a merger, tender offer or proxy fight. Our management is not aware of any person or entity currently seeking control of us.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of the securities may be passed upon for us by Brunilda Santos de Álvarez, our Executive Vice President and Chief Legal Officer, or by Sullivan & Cromwell LLP and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of the internal control over financial reporting (which is included in Management’s Assessment of Internal Control over Financial Reporting) incorporated in this prospectus by reference to Popular Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting related to the presentation and classification of certain cash flows in the statements of cash flows) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.